UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E-QURE CORP.
(Exact Name of Registrant in its Charter)

Delaware	5090	47-1691054
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

20 West 64th Street, Suite 39G, New York, NY 10023, Phone: +(972) 54 427777
(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Copies to:
Thomas J. Craft, Jr., Esq. 18096 SE Heritage Dr Tequesta, FL 33469 (561) 317-7036	Park Avenue Group Richard Rubin 40 Wall Street, 28th Floor New York, NY 10005 (212) 400-7198

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Calculation of Registration Fee
Title of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.00001 per share (1) (2)	11,118,872	$0.10	$1,111,887.20	$128.87
Rights to Purchase Units (5)	—	—	—	—
Total			$1,111,887.20

(1) This registration statement relates to: (a) non-transferable subscription rights to purchase units at a price of $0.10 (the “Units”), each consisting of: (i) one (1) share of Common Stock (the “Shares”) of the Registrant; (ii) a Class A Warrant exercisable to purchase one-half (1/2) of additional Share at $0.50 for a period of 24 months; and (iii) a callable class B Warrant exercisable to purchase one-half (1/2) of additional Shares at a price of $1.25 per Share for a period of 24 months; and (b) the shares of Common Stock deliverable upon the exercise of the subscription rights and exercise of the underlying Class A and callable Class B Warrants
(2) Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3) Represents the gross proceeds from the sale of Units assuming the exercise of all non-transferrable subscription rights to be distributed and additional over-subscriptions down to the maximum amount contemplated in this registration statement and exercise of all the Warrants issued as part of the Units

(4) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon a $0.10 per share of the Registrant’s Common Stock on the OTCQB Market on September 6, 2017.

(5) Evidencing the non-transferrable rights to subscribe for 5,559,436 shares of Common Stock, which are being issued without consideration Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the rights because the rights are being registered in the same registration statement as the Common Stock of the registrant underlying the rights.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON JANUARY__, 2018

E-QURE CORP.

5,559,436 Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for Such Shares at $0.10 per Share; 2,779,718 Shares of Common Stock Issuable Upon Exercise of the Class A Warrants; and 2,779,718 Shares of Common Stock Issuable Upon Exercise of the Callable Class B Warrants

Subject to the conditions described in this prospectus, we are distributing, at no charge, to our holders of our Common Stock non-transferable subscription rights to purchase during a period of thirty (30) days from the effective date of this Registration Statement (the “Subscription Rights Offering Period”) an aggregate of up to 5,559,436 Units, each consisting of: (i) one (1) share of our Common Stock, par value $0.00001 per share (the “Common Stock”); (ii) a Class A Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock at the equivalent of $0.50 per share ; and (iii) a Callable Class B Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock at the equivalent of $0.75 per share. The foregoing are referred to collectively, as the “Unit Subscription Right”).We refer to this offering as the “Unit Rights Offering,” in which you will receive a Unit Subscription Right for every four (4) share of Common Stock that you own, as of 5:00 p.m., Eastern Time, on September 6, 2017, the record date. Each whole Unit Subscription Right will entitle you to purchase one Unit, as defined herein, at a subscription price of $0.10 per Unit, which we refer to as the “basic subscription privilege.” The per Unit subscription price was determined by our board of directors after a review of recent historical trading prices of our Common Stock on the OTCQB. We will not issue fractional shares of Common Stock as part of the Unit Rights Offering, but rather the number of shares of Common Stock issued upon the exercise by our stockholders will be rounded down to the nearest whole number a holder would otherwise be entitled to purchase. Reference is made to the disclosure under “Description of Securities to be Registered” below.

If you exercise your subscription rights in full, and other stockholders do not fully exercise their Unit Subscription Rights, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the subscription price during a ten (10) day period following the expiration of the Subscription Rights Offering Period, subject to proration and ownership limitations, which we refer to as the “over-subscription privilege.” To the extent you properly exercise your over-subscription privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payment received by the rights agent will be returned promptly, without interest or deduction/deduction. If all of the rights are exercised, the total purchase price of the Units offered in the Units Rights Offering, not including any proceeds from the exercise of the Class A and Class B Warrants, would be $555,943.60. The net proceeds to the Company, after deducting offering expenses of approximately $45,000, would be $510,943.60.

We have entered into a standby purchase agreement with respect to the purchase of any Units not subscribed for (the “Unsubscribed Units”) through the basic subscription privilege or the over-subscription privilege with a standby purchaser (the “Standby Purchaser”) pursuant to a Standby Purchase Agreement, as described more fully below, a form of which is attached as Exhibit 10.19 hereto (the “Standby Purchase Agreement”). However, there can be no certainty that any or all of the Units will be purchased pursuant to the Unit Rights Offering or under the Standby Purchase Agreement and there is no minimum purchase requirement as a condition to accepting subscriptions. Notwithstanding the foregoing, we reasonably expect that the Standby Purchaser will purchase Unsubscribed Units in an amount up to $150,000, if necessary.

The Unit Subscription Rights will expire void and worthless to our stockholders if they are not exercised by 5:00 p.m., Eastern Time, on the date that is thirty (30) days from the date of effectiveness of this Registration Statement, unless we extend the Subscription Rights Offering Period. We may extend the expiration of the Subscription Rights Offering Period for exercising your Unit Subscription Rights in our sole discretion. You should carefully consider whether to exercise your Unit Subscription Rights prior to the expiration of the Subscription Rights Offering Period. All exercises of subscription rights are irrevocable, even if we extend the expiration of the Subscription Rights Offering Period. We are not making any recommendation regarding your exercise of the subscription rights.

We have contracted with Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214 to serve as the rights agent for the Unit Rights Offering. The rights agent will hold in escrow the funds we receive from subscribers until we complete, abandon or terminate the Unit Rights Offering. If you want to participate in this Unit Rights Offering and you are the record holder of your shares of Common Stock, we recommend that you submit your subscription documents to the rights agent well before that deadline of the Subscription Rights Offering Period. If you want to participate in this Unit Rights Offering and you hold shares through your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time-period provided by your broker, dealer, custodian bank or other nominee. For a detailed discussion, see “The Unit Rights Offering - The Subscription Rights.”

We are not requiring an overall minimum subscription to complete the rights offering. However, we reserve the right to terminate the rights offering for any reason at any time before it expires. If we terminate the rights offering, all subscription payments received will be returned promptly, without interest or deduction.

Our Common Stock is quoted on the OTCQB Market under the symbol “EQUR”. The closing price of our Common Stock on the OTCQB Market on September 6, 2017, was $0.10 per share.

Our Board of Directors is not making any recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: January __, 2018

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Until _______ , thirty (30) days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our Common Stock and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

What is the rights offering?

Subject to the conditions described below, we will distribute to holders of our Common Stock as of September 6, 2017 ( the “Record Date”), at no charge, non-transferable subscription rights to purchase Units, each consisting of: (i) one (1) share of our Common Stock, par value $0.00001 per share (the “Common Stock”); (ii) a Class A Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock; and (iii) a Callable Class B Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock. You will receive a subscription right to purchase one (1) Unit for each four (4) shares of Common Stock you owned as of 5:00 p.m., Eastern Time, on the Record Date. The subscription rights will not be tradable. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, which is described below. The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on _______ _ , 201 8 , thirty (30) days from the date of effectiveness of this Registration Statement, unless extended or earlier terminated by the Company.

What is each subscription right?

Each subscription right gives the holder the opportunity to purchase one (1) Unit at a subscription price of $0.10 per Unit. Only whole rights are exercisable and any fractional rights remaining after aggregating all of the subscription rights issued to you will be rounded down to the nearest whole number. You will not receive any payment with respect to fractional rights that are rounded up. For example, if you own 100 shares of our Common Stock as of 5:00 p.m., Eastern Time, on the record date, you would receive subscription rights and would have the right to purchase 25 Units for $0.10 per Unit with your subscription rights. You may exercise any whole number of your subscription rights, or you may choose not to exercise any subscription rights. In order to properly exercise your subscription right, you must deliver the subscription payment and a properly completed subscription rights certificate provided to you, or if you hold your rights through a broker, dealer, custodian bank or other nominee, complete and return to your record holder the form entitled “Beneficial Owner Election Form” or such other appropriate documents as are provided by your record holder related to your subscription right prior to the expiration of the rights offering.

If you hold your shares in the name of a broker, dealer, custodian bank or other nominee who uses the services of the Depository Trust Company, or “DTC,” DTC will issue the appropriate number of subscription rights to your nominee for each share of our Common Stock you own on the record date. The subscription right of each whole subscription right can then be used to purchase one (1) Unit for $0.10 per Unit. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the over-subscription privilege?

We do not expect all of our rights holders to exercise all of their subscription rights. The over-subscription privilege provides rights holders that exercise all of their basic subscription rights the opportunity to purchase the Units that are not purchased by other rights holders. If you fully exercise your basic subscription right, the over-subscription privilege of each right entitles you to subscribe for additional Units unclaimed by other holders of rights in this Unit Rights Offering at the same subscription price of $0.10 per Unit. If an insufficient number of Units are available to fully satisfy all over-subscription privilege requests, the available Units will be distributed proportionately among rights holders who exercise their over-subscription privilege based on the number of Units each rights holder subscribed for under the basic subscription right.

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In order to properly exercise your over-subscription privilege, you must deliver the subscription payment for exercise of your over-subscription privilege before the expiration of the Unit Rights Offering. Because we will not know the total number of unsubscribed Units before the expiration of the Subscription Rights Offering Period, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units available, assuming that no rights holder other than you has purchased any Units pursuant to their basic subscription right and over-subscription privilege. The rights agent will return any excess payments by mail without interest or deduction promptly after the expiration of the subscription period. See “The Rights Offering - The Subscription Rights - Over-Subscription Privilege.”

What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our Common Stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the shares of our Common Stock you wish to purchase.

If you wish to participate in the rights offering and purchase shares of our Common Stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your record holder with the other rights offering materials.

Will fractional subscription rights be issued?

Yes. Fractional subscription rights remaining after aggregating all of the rights distributed to you will be rounded down to the nearest whole number of shares a holder would otherwise be able to purchase. You will not receive any payment with respect to fractional shares that are rounded down.

Why are we conducting the rights offering?

We are conducting the rights offering to raise additional capital for general corporate purposes, other related research and development expenditures, general administrative expenses, working capital and capital expenditures.

Our board of directors has chosen the structure of a Unit Rights Offering to raise capital to allow existing stockholders to purchase additional shares of our Common Stock based on their pro rata ownership percentage, while giving existing stockholders the opportunity to limit their ownership dilution.

How was the subscription price determined?

Our Board of Directors, comprised of Ron Weissberg and Dr. Michael Sessler, determined the terms of the Units Rights Offering, including the subscription price, based on a variety of factors, including historical and current trading prices for our Common Stock, general business conditions, our need for capital, alternatives available to us for raising capital, potential market conditions, and our desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the Board of Directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for future earnings, and the outlook for our industry, and our current financial condition. They also believed that the subscription price should be designed to provide an incentive to our current stockholders to participate in the rights offering and exercise their basic subscription rights and their over-subscription privilege.

The subscription price does not necessarily bear any relationship to any established criteria for value. You should not consider the subscription price as an indication of actual value of our Company or our Common Stock. The market price of our Common Stock may decline during or after the rights offering. You should obtain a current price quote for our Common Stock before exercising your Unit Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the rights offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of subscription rights are irrevocable.

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Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any whole number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our Common Stock you own will not change. However, if you choose not to exercise your subscription rights, your proportionate ownership interest in the Company will be diluted by the issuance of Units, including shares of our Common Stock, to others who do choose to exercise their subscription rights.

How soon must I act to exercise my subscription rights?

If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the rights agent must receive your completed and signed subscription rights certificate and payment for both your basic subscription rights and any over-subscription privilege you elect to exercise before the rights offering expires on _____________, 201 8 , at 5:00 p.m., Eastern Time (a date that will be thirty (30) days from the date of effectiveness of the Registration Statement of which this prospectus is a part). If you hold your shares in the name of a broker, dealer, bank, or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights, along with the required subscription payment.

The subscription rights may be exercised at any time beginning after the commencement of the rights offering and prior to the expiration of the rights offering. The rights offering will expire at 5:00 p.m., Eastern Time, on the date that is four weeks after the effectiveness of the Registration Statement representing the rights offering. The rights offering is currently expected to expire at 5:00 p.m., Eastern Time, on __________, 201 8 (thirty (30) days from the date of effectiveness of this Registration Statement). If you elect to exercise any rights, the rights agent must actually receive all required documents and payments from you prior to the expiration of the rights offering. If your required subscription exercise documentation is received by the rights agent after the expiration of the rights offering, we may, in our sole discretion, choose to accept your subscription, but we shall be under no obligation to do so. We may extend the expiration of the rights offering in our sole discretion. However, we currently do not intend to extend the expiration of the rights offering.

When will I receive my subscription rights certificate?

As soon as practicable after the conditions to the commencement of the rights offering described below have been met, we will distribute the subscription rights certificates to individuals who owned shares of our Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, September 6, 2017, based on our stockholder registry maintained at the transfer agent for our Common Stock. However, if you hold your shares of Common Stock in “street name” through a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, dealer, custodian bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your rights if your shares are held by a broker, dealer, custodian bank or other nominee.

May I transfer my subscription rights?

No. The subscription rights may be exercised only by the stockholders to whom they are distributed and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, subscription rights certificates may be completed only by the stockholder who receives the certificate. The subscription rights will not be listed for trading on any stock exchange or market.

Are we requiring a minimum subscription to complete the rights offering?

No.

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Are there any conditions to completing the rights offering?

No.

Can we extend, terminate or amend the rights offering?

Yes. We may decide to terminate the rights offering at any time and for any reason before the closing of the rights offering. If we terminate the rights offering, any money received from subscribing rights holders will be returned promptly, without interest or deduction. We also have the right to extend the expiration of the rights offering for additional periods at our sole discretion. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date. We do not presently intend to extend the expiration of the rights offering.

How do I exercise my subscription rights? What forms and payment are required to purchase the Units?

If you are a stockholder of record (meaning you hold your shares of our Common Stock in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the Unit Rights Offering, you must deliver a properly completed and signed subscription rights certificate, together with payment of the subscription price of $0.10 per Unit for your subscription rights you elect to exercise, to the rights agent before 5:00 p.m., Eastern Time, on _____ __, 201 8 . If you are exercising your subscription rights through your broker, dealer, custodian bank or other nominee, you should promptly contact your broker, dealer, custodian bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, custodian bank or other nominee.

If you cannot deliver your subscription rights certificate to the rights agent prior to the expiration of the Subscription Rights Offering Period, you may follow the guaranteed delivery procedures described under “The Units Rights Offering—Guaranteed Delivery Procedures.”

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received.

When will I receive my new shares?

If you purchase Units through the Unit Rights Offering, you will receive your new shares as soon as practicable after the closing of the rights offering.

After I send in my payment and subscription rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if we extend the expiration of the rights offering. You should not exercise your subscription rights unless you are certain that you wish to purchase the additional shares of our Common Stock included in the Unit Rights Offering, at a subscription price of $0.10 per Unit.

What effects will the rights offering have on our outstanding Common Stock?

Assuming no other transactions by us involving our shares of Common Stock, and no options or warrants for our Common Stock are exercised, prior to the expiration of the Unit Rights Offering, if the offering is fully subscribed through the exercise of the subscription rights, then an additional 5,559,436 shares of our Common Stock will be issued and outstanding after the closing of the Unit Rights Offering, for a total of 27,797,181 shares of Common Stock outstanding, not including any additional shares that may be issued upon the exercise of the Class A and Callable Class B Warrants. As a result of the Unit Rights Offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription rights will be diluted. The exact number of shares that we will issue in this rights offering will depend on the number of Units that are subscribed for in the rights offering by our stockholders.

In addition, if the subscription price of the Units is less than the market price of our Common Stock it will likely reduce the market price of the shares of Common Stock you already hold.

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Are any of the Company’s officers or directors participating in the rights offering?

To the extent they hold Common Stock as of the record date, our directors and executive officers will be entitled to participate in the Unit Rights Offering on the same terms and conditions applicable to other stockholders.

Have any other stockholders indicated that they will exercise their rights?

At present, we do not know whether our other stockholders will or will not exercise rights in the Units Rights Offering. Nevertheless, we do believe that several of our existing stockholders will participate but do not know the extent of their likely participation.

How much will our Company receive from the rights offering?

If the Unit Rights Offering is fully subscribed, meaning that we issue the maximum possible number of shares of Common Stock upon exercise of rights, we expect to receive an aggregate of approximately $555,943.60, excluding any proceeds that may be received upon the exercise of the Class A and Class B Warrants, of which there can be no assurance. The net proceeds to the Company, after deducting offering expenses of $45,000, would be $510,943.60. See “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our Common Stock pursuant to your exercise of the Unit Subscription Rights, and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The rights agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the rights agent will be returned, without interest or deduction, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because the rights agent will return payments through the record holder of the shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the subscription rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address. The rights agent will hold the subscription rights certificates for their account. To exercise subscription rights, our foreign stockholders, who will have access to all filings via the SEC’s Edgar website, must notify the rights agent and timely follow the procedures described in “The Unit Rights Offering—Foreign Stockholders.”

What fees or charges apply if I purchase Units?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you hold your shares through a nominee and exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you. Nevertheless, to the extent that one or more Standby Purchasers purchase Units that are not subscribed for in our Unit rights Offering, we expect to pay fees under the Standby Purchase Agreement. Reference is made to the disclosure under “The Standby Purchase Agreement” below.

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What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, we believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights for U.S. federal income tax purposes, but the treatment of the receipt and exercise of subscription rights is unclear in certain respects. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our Common Stock. For further information, please see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your beneficial owner election form and subscription payment to that record holder. If you are the record holder, then you should send your subscription rights certificate and subscription payment by hand delivery, first class mail or courier service to:

By mail, hand or overnight courier:

Transfer Online, Inc.

12 SE Salmon Street

Portland, OR 97214

You are solely responsible for completing delivery of your subscription rights certificate and payment to the rights agent or, if you are not a record holder your beneficial owner election form and payment to your broker, dealer, custodian bank or other nominee. We urge you to allow sufficient time for delivery of your subscription materials to the rights agent or your broker, dealer, custodian bank or other nominee.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the rights agent, Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214, Phone: (503) 227-2950.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “E-Qure,” “Company,” “Registrant,” “we,” “us” and “our” refer to E-Qure Corp., a Delaware corporation.

Plan

We are a medical device Company planning to commercialize our Bioelectrical Signal Therapy device (“BST Device,” or “Device”). Our BST Device treats wounds via electrical stimulation, which is believed to result in accelerated wound healing by imitating the natural electrical current that occurs in injured skin on the human body. Our BST Device stimulates renewed blood flow and oxygen in order to induce local cell regeneration and therefore promote wound healing. Our mission is to improve non-invasive wound care treatments and to become a leading provider of non-invasive wound and ulcer healing treatment. Our device is designed to specifically address many of the limitations associated with other invasive and non-invasive wound care devices.

We believe our BST Device is a simple and effective wound heal method that can be used in and incorporated as an adjunctive therapy in wound healing. Treatment is safe, effective, and well-tolerated.

Our BST Device had the Communaute Europeenne (“CE”) mark which is now being renewed, and was approved to be sold in the EU market. We are in the initial clinical trial process for the purpose of obtaining approval from the United States Food and Drug Administration (the “FDA”).

The Company’s success is dependent upon the successful FDA clinical trial of its BST Device. The Device may need additional development and may never achieve the requisite safety and efficacy, prerequisites for FDA approval. The Company believes that the BST Device’s design and procedure is safe and effective, but the path to commercial success in the US, even if FDA approval is granted, may take more time and may be more costly that we expect or for which we have sufficient resources.

Our BST Device is designed to treat chronic wounds – primarily Stage III and Stage IV ulcers, which we believe comprises about 11% and 7% of all chronic wounds, respectively, and severe Stage II wounds.

We plan to sell the BST Device commercially in the United States only after we receive the requisite FDA approvals, which we expect by the end of 201 9 . We have not generated any revenues from our BST Device to date.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

● We Have Limited Operating History And Face Many Of The Risks And Difficulties Frequently Encountered By Start-Up Companies.

● If The Clinical Trial Studies Of Our Current Patented Device Does Not Produce Results Necessary To Support Regulatory Clearance Or Approval In The United States, We Will Be Unable To Commercialize Our Device.

● We May Face Product Liability Claims That Could Result In Costly Litigation And Significant Liabilities.

● You Shareholders Who Decide Not To Participate In This Rights Offering Will Experience Dilution Of Their Ownership Interest.

● Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt As To Our Ability To Continue As A Going Concern.

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Before you invest in our Common Stock through your subscription of Units, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

We presently maintain our principal offices at 20 West 64th Street, Suite 39G, New York, NY 10023. Our telephone number is (972) 54 427777.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

● A requirement to have only two years of audited financial statements and only two years of related MD&A;

● Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

● Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

● No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for down to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

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The Offering

Common Stock offered

Subject to the conditions described in this prospectus, we are distributing, at no charge to our stockholders non-transferable subscription rights for each four (4) shares of Common Stock owned at 5:00 p.m., Eastern Time, as of the Record Date as defined herein below. Each whole subscription right has the right to purchase one (1) Unit, each consisting of: (i) one (1) share of our Common Stock; (ii) a Class A Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock; and (iii) a Callable Class B Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock, at a price of $0.10 per Unit.

Record Date	5:00 p.m., Eastern Time, September 6, 2017

Expiration of the Rights Offering

The rights offering will expire at 5:00 p.m., Eastern Time, on the date that is thirty (30) days after the effectiveness of the Registration Statement registering the shares of Common Stock as well as the shares underlying the Class A and Callable Class B Warrants issuable pursuant to this Unit Rights Offering. The Unit Rights Offering is currently expected to expire at 5:00 p.m., Eastern Time, on _____ __, 201 8 . We may extend the expiration of the rights offering in our sole discretion. If your required subscription exercise documentation is received by the rights agent after the expiration of the Subscription Rights Offering Period, we may, in our sole discretion, choose to accept your subscription, but we shall be under no obligation to do so.

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Subscription Price	$0.10 per each Unit, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol “EQUR”.

Use of Proceeds

We intend to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures, as well as acquisitions and other strategic purposes. See “Use of Proceeds.”

Basic Subscription Right

Holders of our Common Stock will receive a subscription right to purchase one (1) Unit for a price of $0.10 per Unit, for each four (4) shares of Common Stock owned as of the Record Date. The number of subscription rights you may exercise appears on your subscription rights certificate or beneficial owner election form.

Over-Subscription Privilege

If you exercise your basic subscription rights in full, you may also choose to purchase a number of Units that are not purchased by our other rights holders through the exercise of their basic subscription rights, subject to proration and stock ownership limitations described elsewhere.

Non-Transferability of Rights

The subscription rights may not be sold, transferred, assigned or given away to anyone. The subscription rights will not be listed for trading on any stock exchange or subject to quotation on any market.

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No Board Recommendation

Our Board of Directors is not making a recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Conditions/No Revocation	We are not requiring a minimum subscription to complete the rights offering.

All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if we extend the expiration of the rights offering. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Units at a subscription price of $0.10 per each whole share.

U.S. Federal Income Tax Considerations

We believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights for U.S. federal income tax purposes. However, the rules applicable to the receipt and exercise of subscription rights are complicated and unclear in certain respects, and it is possible that the Internal Revenue Service (“IRS”) could challenge our position. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of shares of our Common Stock following exercised of the Unit Subscription Rights. For further information, please see “Risk Factors - The tax treatment of the rights offering may be treated as a taxable event to you” and “Material U.S. Federal Income Tax Consequences.”

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Extension, Amendment, Withdrawal and Termination

The period for exercising your subscription rights may be extended by us in our sole discretion. We may extend the expiration date of the rights offering by giving oral or written notice to the rights agent on or before the scheduled expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date.

Procedures for Exercising Rights	To exercise your subscription rights, a holder of record must complete the subscription rights certificate and deliver it to the rights agent, Transfer Online, Inc., 12 SE Salmon Street, Portland, OR 97214, together with full payment for all the subscription rights and any over-subscription privilege you elect to exercise under the subscription right. A beneficial owner must complete the beneficial owner election form and deliver it to their broker, dealer, bank or nominee, together will full payment for all subscription rights and any over-subscription privilege you elect to exercise under the subscription right. You may deliver such subscription documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested or, if you are not a record holder and if you cannot deliver your subscription rights certificate to the rights agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Unit Rights Offering - Guaranteed Delivery Procedures.”

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Rights Agent	Transfer Online, Inc., 12 SE Salmon Street, Portland, OR 97214

Shares Outstanding Before the Record Date	Approximately 22,237,745 shares of our Common Stock are issued and outstanding as of the Record Date of September 6, 2017.

Shares Outstanding After Completion of the Rights Offering

If the rights offering is fully subscribed, meaning that we issue the maximum possible number of shares of Common Stock upon exercise of the Unit Subscription Rights, we will issue an aggregate of 5,559,436 shares in connection with the rights offering in exchange for an aggregate exercise price of $555,943.60. This does not include any issuance of shares upon the exercise of any Class A and Class B Warrants, of which there can be no assurance, or the receipt of proceeds from the exercise of the subject warrants. Post rights Offering, the Company will have approximately 27,797,181 shares of Common Stock issued and outstanding, excluding any shares that may be issued upon exercise of the Class A and Class B Warrants.

Risk Factors

Stockholders considering making an investment by exercising subscription rights in the rights offering or by purchasing rights in the open market or otherwise should carefully read and consider the information set forth in “Risk Factors” beginning on page of this prospectus, the documents incorporated by reference herein and the risks that we have highlighted in other sections of this prospectus.

(1)	Based on 22,237,745 shares of Common Stock outstanding as of September 6, 2017 and the date of this Prospectus .

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SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The balance sheet and the statement of operations data are derived from our unaudited interim financial statements for the three month periods ended September 30, 2017 and 2016 and our audited financial statements for the years ended December 31, 2016 and 2015.

Statement of Operations Data:

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Revenues	$-	$-	$-	$-
General and administrative	141,155	206,069	539,984	655,456
Research and development	26,207	133,333	198,339	179,090
Total	167,362	339,402	738,323	834,546

Net loss	$(167,362)	$(339,402)	$(738,323)	$(834,546)

(Loss) per common share - basic and diluted
Basic and diluted net loss	$(0.01)	$(0.02)	$(0.03)	$(0.02)

Weighted average number of common shares outstanding (basic and diluted)	22,411,263	22,012,562	22,146,903	22,012,562

Statement of Operations Data:

	For the Year Ended	For the Year Ended
	December 31, 2016	December 31, 2015
Revenues	$-	$-
Total general and administrative	912,627	929,421
Total research and development	342,602	191,739
Total	(1,255,229)	(1,121,160)
Net loss	$(973,829)	$(1,121,160)
Net Loss Per Share – Basic and Diluted	$(0.04)	$(0.05)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	22,012,562	22,012,562

Balance Sheet Data:

	September 30, 2017	September 30, 2016
Cash and cash equivalents	$15,653	$436,560
Total assets	105,035	436,560
Total current liabilities	269,511	46,924
Total liabilities	269,511	46,924
Total stockholders’ equity	$(164,476)	$389,636
Total Liabilities and Shareholders’ Equity	$105,035	$436,560

Balance Sheet Data:

	December 31, 2016	December 31, 2015
Cash and cash equivalents	$292,976	$880,639
Total assets	408,108	880,639
Total current liabilities	1,564	1,564
Total liabilities	1,564	1,564
Total stockholders’ equity	$406,544	$879,075
Total Liabilities and Shareholders’ Equity	$408,108	$880,639

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

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RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Business

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt As To Our Ability To Continue As A Going Concern.

The audited financial statements included in the Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $35,000 per year simply to cover the administrative, legal and accounting fees. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of restricted shares of our Common Stock and the issuance of convertible notes, which have subsequently been converted into restricted shares of Common Stock.

Based on our financial history, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources or be able to continue to raise equity and/or debt capital to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

We Have Limited Operating History And Face Many Of The Risks And Difficulties Frequently Encountered By Start-Up Companies.

In January 2014, the Company acquired certain patents pertaining to a wound healing device. The Company’s new plan of operation has not yet generated any revenues. We have no operation history as a medical device company upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in commercially exploiting our wound healing device and implementing the corporate infrastructure to support its new operations so that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

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If The Clinical Trial Studies Of Our Current Patented Device Does Not Produce Results Necessary To Support Regulatory Clearance Or Approval In The United States, We Will Be Unable To Commercialize Our Device.

On June 6, 2014, the Company entered into an agreement with Austen Biolnnovation Institute (“ABIA”), for purpose of ABIA: (i) obtaining an Investigational Device Exemption (IDE) approval from the FDA; and (ii) conducting a clinical trial for the Registrant’s BST Device, a prerequisite for securing FDA approval in the U.S. market. After determining that ABIA was unable, because of substantial financial difficulties and key personnel losses, to perform its obligation, we demanded that ABIA fully-refund the monies paid to ABIA. We subsequently commenced a lawsuit against ABIA. The Company signed a settlement agreement with ABIA from which it received $300,000 in satisfaction of all claims against ABIA.

The Company engaged IMARC Research Inc. to provide a broad range of services related to its BST Device and the FDA application process. On October 14, 2016, the Company received notification from FDA that it has granted conditional approval to the IDE application, authorizing us to commence a clinical investigation of our BST Device for wound healing. We are dependent upon the success of our FDA application for us to be able to market our BST Device in the U.S.

● the FDA, institutional review boards or other regulatory authorities do not approve a clinical study protocol, force us to modify a previously approved protocol, or place a clinical study on hold;

● patients do not enroll in, or enroll at a lower rate than we expect, or do not complete a clinical study;

● patients or investigators do not comply with study protocols;

● patients do not return for post-treatment follow-down at the expected rate;

● patients experience serious or unexpected adverse side effects for a variety of reasons that may or may not be related to our product causing a clinical trial study to be put on hold;

● sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;

● difficulties or delays associated with establishing additional clinical sites;

● third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the investigator agreement, clinical study protocol, good clinical practices, and other FDA and Institutional Review Board requirements;

● third-party entities do not perform data collection and analysis in a timely or accurate manner;

● regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies;

● changes in federal, state, or foreign governmental statutes, regulations or policies;

● interim results are inconclusive or unfavorable as to immediate and long-term safety or efficacy; or

● the study design is inadequate to demonstrate safety and efficacy.

Clinical trial failure can occur at any stage of the testing. Our clinical study may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or non-clinical testing in addition to those we have planned. Our failure to adequately demonstrate the safety and efficacy of our device would prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of that device or indication for use. Any of these occurrences may harm our business, financial condition and prospects significantly.

Our Expected Revenue Will Be Generated From Our Sole Product, And Any Decline In The Future Sales Of This Product Or Failure To Gain Market Acceptance Of This Product Will Negatively Impact Our Business.

We expect our revenue to be derived entirely from sales of our wound healing Device for the foreseeable future. If we are unable to achieve and maintain market acceptance of our product and do not achieve sustained positive cash flow, we will be severely constrained in our ability to fund our operations, fulfill our business plan and be able to possibly develop and commercialize other potential products. In addition, if we are unable to market our product as a result of a quality problem, failure to maintain or obtain regulatory approvals, unexpected or serious complications or other unforeseen negative effects related to our product or the other factors discussed in these risk factors, we would lose our only potential source of revenue, and our business will be materially adversely affected.

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If We Fail To Develop And Retain Our Sales Force, Our Business Could Suffer.

We plan to develop a direct sales force in the United States. As we launch our product, assuming that we are successful in securing FDA approval, any efforts to increase our marketing efforts and expand into new geographies will be dependent on our ability to hire and retain, as well as grow and develop our sales personnel. We intend to make a significant investment in recruiting and training sales representatives. There is significant competition for sales personnel experienced in relevant medical device sales. Once hired, the training process may be expected to be lengthy because it requires significant education for new sales representatives to achieve the level of competency with our product and meet the expectations of potential clients. Upon completion of the training, and any previous experience in marketing medical devices, generally, our sales representatives typically require lead time in the field to grow their network of accounts and achieve the productivity levels we expect them to reach in any individual territory. If we are unable to attract, motivate, develop and retain a sufficient number of qualified sales personnel, and if our sales representatives do not achieve the productivity levels we expect them to reach, our revenue will not grow at the rate we expect and our financial performance will suffer. Also, to the extent we hire personnel from our competitors, we may have to wait until applicable non-competition provisions have expired before deploying such personnel in restricted territories or incur costs to relocate personnel outside of such territories, and we may be subject to allegations that these new hires have been improperly solicited, or that they have divulged to us proprietary or other confidential information of their former employers.

If We Are Unable To Educate Physicians On The Safe And Effective Use Of Our Product, We May Be Unable To Achieve Our Expected Growth.

An important part of our sales process will include the education of physicians on the safe and effective use of our wound healing device. There is a learning process for physicians to become proficient in the use of our product and, based upon the use of our Device in Europe, it typically takes several procedures for a physician to become comfortable using the device. If a physician experiences difficulties during an initial procedure or otherwise, that physician may be less likely to continue to use our product, or to recommend it to other physicians. It is critical to the success of our commercialization efforts to educate physicians on the proper use of the device, and to provide them with adequate product support during training. It is important for our expected growth that these physicians advocate for the benefits of our product in the broader marketplace. If physicians are not properly trained, they may misuse or ineffectively use our product. This may also result in unsatisfactory patient outcomes, negative publicity or lawsuits against us, any of which could have a material adverse effect on our business.

There May Not Be A Wide Enough Client Base To Sustain Our Business.

The Company’s principal business is to engage in marketing and selling its wound healing treatments with our device. The Company hopes to sell its wound healing device treatments in numbers large enough to make its business model work for profitability, of which there can b no assurance.

If We Are Unable To Protect Our Intellectual Property, Our Business Will Be Negatively Affected.

The market for medical devices is subject to frequent litigation regarding patent and other intellectual property rights. It is possible that our device may not withstand challenges made by others or that our patents protect our rights adequately.

Our success depends in large part on our ability to secure and maintain effective patent protection for our product in the United States and internationally. We have acquired patents that have been granted as well as patents pending and expect to continue to file patent applications for various aspects of our device technology. However, we face the risks that:

- we may fail to secure necessary patents on our patents pending prior to or after obtaining regulatory clearances, thereby permitting competitors to market competing products; and
- our already-granted patents may be re-examined, invalidated or not extended.

If we are unable to protect our intellectual property adequately, our business and commercial prospects will suffer.

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We May Be Accused Of Infringing Intellectual Property Rights Of Third Parties.

Other parties may claim that our Device infringes on their proprietary rights. We may be subject to claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions or the payment of damages. In the event that our patents do not fully protect us, we may need to obtain licenses from third parties who allege that we have infringed their rights, but such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own.

We May Face Product Liability Claims That Could Result In Costly Litigation And Significant Liabilities.

Marketing of our device and clinical testing of our product may expose us to product liability and other tort claims. Although we intend to purchase and maintain product liability insurance, the coverage limits of our policies may not be adequate and one or more successful claims brought against us may have a material adverse effect on our business and results of operations. Additionally, product liability claims could negatively affect our business reputation, adversely impacting continued product sales as well as our ability to obtain and maintain regulatory approval for our products.

Current Or Future Government Regulations May Add To Our Operating Costs.

We may face unanticipated increases in operating costs because of any changes in governmental regulations related to our wound healing Device, specifically, and/or medical devices, generally. We have no assurance that the independent clinical trials will result in favorable data that will be accepted by the FDA. Laws and regulations may be introduced and court decisions may be rendered that materially affect the demand for our product. Complying with new regulations and/or court decisions could increase our operating costs. Furthermore, we may be subject to the laws of various jurisdictions where we actually conduct business. Our failure to qualify to do business in a jurisdiction that requires us to do so could subject us to fines or penalties and could have a material adverse impact on our business and operations.

We Are Required To Comply With Medical Device Reporting, Or MDR, Requirements And Must Report Certain Malfunctions, Deaths And Serious Injuries Associated With Our Device Which Can Result In Voluntary Corrective Actions, Mandatory Recall Or Agency Enforcement Actions.

Under applicable FDA MDR regulations, medical device manufacturers are required to submit information to the FDA when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur. All manufacturers placing medical devices on the market in the European Economic Area and the United States are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the regulatory agency, or Competent Authority, in whose jurisdiction the incident occurred.

Malfunction of our wound healing Device could result in future voluntary corrective actions, such as recalls, including corrections, or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, we may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take actions against us, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

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We May Be Subject To Federal, State And Foreign Healthcare Laws And Regulations, And A Finding Of Failure To Comply With Such Laws And Regulations Could Have A Material Adverse Effect On Our Business.

Our operations are, and will continue to be, directly and indirectly affected by various federal, state or foreign healthcare laws, including, but not limited to, those described below. In particular, we are subject to the federal Anti-Kickback Statute, which prohibit, among other things, any person or entity from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, in cash or in kind, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the referring, ordering, purchasing or leasing of any good, facility, item or service, for which payment may be made, in whole or in part, under federal healthcare programs, such as the Medicare and Medicaid programs.

We are also subject to the federal HIPAA statute, which, among other things, created federal criminal laws that prohibit knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any health care benefit program or making any materially false, fictitious or fraudulent statements relating to health care matters.

We are also subject to the federal “sunshine” law, which requires us to track and report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to “payments or other transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals and to report annually to CMS ownership and investment interests held by physicians, as defined above, and their immediate family members in our company so long as it is privately held.

In addition, we are subject to the federal civil and criminal false claims laws and civil monetary deduction laws, which prohibit, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim to, or the knowing use of false records or statements to obtain payment from, or approval by, the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers”, may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay down to three times the actual damages sustained by the government, plus civil penalties for each separate false claim.

Many states have also adopted laws similar to each of the above federal laws, such as anti-kickback and false claims laws which may be broader in scope and apply to items or services reimbursed by any third-party payor, including commercial insurers, as well as laws that restrict our marketing activities with physicians, and require us to report consulting and other payments to physicians. Some states mandate implementation of compliance programs to ensure compliance with these laws. We also are subject to foreign fraud and abuse laws, which vary by country.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us now or in the future, we may be subject to penalties, including civil and criminal penalties, damages, fines, disgorgement, exclusion from governmental health care programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Our Future Success Is Dependent, In Part, On The Performance And Continued Service Of Ohad Goren and Itsik Ben Yesha, Our Chief Executive Officer and Chief Technology Officer.

The Company will be dependent on its key executives, Ohad Goren and Itsik Ben Yesha, our CEO and CTO, respectively, for the foreseeable future. The loss of the services from either one could have a material adverse effect on the operations and prospects of the Company. They are expected to handle all aspects of our medical device business and manage our operations. Their responsibilities include developing business arrangements, directing the development of the Company’s technology and IP, overseeing technical aspects of our business, regulations and formulating strategies and materials to be used during our presentations and meetings. At this time, the Company does not have an employment agreement with either Mr. Goren or Ben Yesha, though the Company may enter into such an agreement with Mr. Goren, its CEO and Mr. Ben Yesha, its CTO, on terms and conditions usual and customary in our industry. The Company does not currently have “key man” life insurance on neither Mr. Goren, Mr. Ben Yesha nor on Mr. Ron Weissberg, our Chairman and control shareholder.

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We Operate In A Highly Competitive Industry And Compete Against Several Large Companies Which Could Adversely Affect Our Ability to Succeed.

There are numerous established companies that offer wound healing products including products from Kinetic Concepts, Inc. and Smith & Nephew, which have far greater financial and other resources and far longer operating histories than we do. We are a new entry into this competitive market and may struggle to differentiate ourselves as a viable competitor whose wound healing Device provides more value and efficacy than the competition.

We are a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to smaller reporting companies, our Common Stock may be less attractive to investors.

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company,” have a public float of less than $75 million and have annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company”, we are subject to lesser disclosure obligations in our SEC filings compared to other issuers. Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited consolidated financial statements in annual reports. Decreased disclosures in our SEC filings due to our status a “smaller reporting company” may make it harder for investors to analyze our operating results and financial prospects.

We Are An “Emerging Growth Company” Under The Recently Enacted Jobs Act And We Cannot Be Certain If The Reduced Disclosure Requirements Applicable To Emerging Growth Companies Will Make Our Common Stock Less Attractive To Investors.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

● have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

● submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

● obtain shareholder approval of any golden parachute payments not previously approved; and

● disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “Emerging Growth Company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “Emerging Growth Company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our By-Laws Provide For Indemnification Of Our Directors And the Purchase Of D&O Insurance At Our Expense And Limit Their Liability Which May Result In A Major Cost To Us And Hurt The Interest Of Our Shareholders Because Corporate Resources May Be Expended For The Benefit Of Our Directors.

The Company’s By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Reporting Requirements Under The Exchange Act And Compliance With The Sarbanes-Oxley Act Of 2002, Including Establishing And Maintaining Acceptable Internal Controls Over Financial Reporting, Are Costly And May Increase Substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $35,000 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we may be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “Emerging Growth Company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls could be material. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

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In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our operating performance, and may cause us increase the prices of our product to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Future Manufacturing Of Our Product May Be Interrupted Due To International Political Situations, Natural Disasters Or Other Causes.

Once FDA approval is granted, we plan to manufacture our BST Device principally in Israel. Domestic situations in Israel and surrounding countries could possibly result in production and delivery problems. We are subject to the risk that future manufacturing and delivery of our BST Device may be interrupted as a result of natural disasters or capacity constraints with our vendors’ or suppliers’ hardware. Any such interruptions may lead to a loss of customers or distributors and, accordingly, may adversely affect our business and results of operations.

Risks Relating to our Common Stock and this Offering

The market price of our Common Stock is volatile and may decline before or after the subscription rights expire in the rights offering.

Currently, our Common Stock is quoted on the OTCQB market under the symbol “EQUR.” Our Common Stock currently trades in small volumes. There can be no assurance that any trading market will ever develop or be maintained on the OTCQB market. Any trading market that may develop in the future for our Common Stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market.

The market price of our Common Stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, and governmental legislation or regulation, as well as general economic and market conditions, such as downturns in our economy and recessions.

Once you exercise your subscription rights, you may not revoke them. We cannot assure you that the market price of our Common Stock will not decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the public trading market price of our shares of Common Stock decreases below the subscription price, you will have committed to buying shares of our Common Stock at a price above the prevailing market price and could have an immediate unrealized loss. Currently, our Common Stock is quoted on the OTCQB market under the symbol “EQUR.” Our Common Stock currently trades in small volumes. There can be no assurance that any trading market will ever develop or be maintained on the OTCQB market. Any trading market that may develop in the future for our Common Stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market. The market price of our Common Stock may also fluctuate significantly in response to the following factors, some which are beyond our control:

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● actual or anticipated variations in our quarterly operating results;

● changes in securities analysts’ estimates of our financial performance;

● changes in market valuations of similar companies;

● increased competition;

● announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new products or product enhancements;

● loss of a major customer or failure to complete significant transactions;

● additions or departures of key personnel; and

● the number of shares in our public float.

The trading price of our Common Stock on OTCQB market may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our Common Stock.

The per share subscription price is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our Common Stock to be offered in the rights offering. After the date of this prospectus, our shares of Common Stock may trade at prices below the subscription price.

Once you agree to subscribe to our shares pursuant to the rights offering, you are committed to buying shares of our Common Stock at a price which may be above the prevailing market rate.

Once you exercise your subscription rights, you may not revoke the exercise of such rights. The trading price of our Common Stock may decline before the rights offering is concluded or before the subscription rights expire. If you exercise your subscription rights and, thereafter, the trading price of our Common Stock decreases below the subscription price, you will have committed to buying shares of our Common Stock at a price above the prevailing market price, in which case you will have an immediate, unrealized loss. No assurance can be given that following the exercise of your subscription rights, you will be able to sell your shares of Common Stock at a price equal to or greater than the subscription price paid for such shares. As such, you may lose all or part of your investment in our Common Stock. Further, until the certificate representing the shares purchased under the rights offering is delivered to you, you will not be able to sell such shares of our Common Stock.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Stockholders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the rights agent before 5:00 p.m., New York time, on __________, 201 8 , (four weeks from the date of effectiveness of this Registration Statement), the expiration date of the rights offering, unless extended by us, in our sole discretion. If you are a beneficial owner of shares, but not a record holder, you must act promptly to ensure that your broker, bank, or other nominee acts for you and that all required forms and payments are actually received by the rights agent before the expiration date of the rights offering. We will not be responsible if your broker, custodian, or nominee fails to ensure that all required forms and payments are actually received by the rights agent before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures of the rights offering, the rights agent may reject your subscription or accept it only to the extent of the payment received. Neither we, nor the rights agent, undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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Significant sales of our Common Stock, or the perception that significant sales thereof may occur in the future, could adversely affect the market price for our Common Stock.

The sale of substantial amounts of our Common Stock could adversely affect the price of these securities. Sales of substantial amounts of our Common Stock in the public market, and the availability of shares for future sale could adversely affect the prevailing market price of our Common Stock and could cause the market price of our Common Stock to remain low for a substantial amount of time.

If you do not exercise your subscription rights, your percentage ownership in E-Qure will be diluted.

Assuming we sell the full amount of shares issuable in connection with the rights offering, we will issue approximately 5,559,436 shares of our Common Stock. If you choose not to exercise your basic subscription rights and you do not exercise your over-subscription privilege prior to the expiration of the rights offering and we sell any shares to other existing stockholders, your relative ownership interest in our Common Stock will be diluted.

We may cancel the rights offering at any time without further obligation to you.

We may, in our sole discretion, cancel the rights offering before it expires. If we cancel the rights offering, neither we nor the rights agent will have any obligation to you with respect to the rights except to return any payment received by the rights agent, without interest, as soon as practicable.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire shares to realize any potential value from your subscription rights.

If our existing stockholders do not subscribe for all of the shares offered in this rights offering, we may not have the capital we need to fund our operations.

We do not plan to enter into standby purchase agreements as part of this offering. Therefore, if the current rights offering is not fully subscribed for either through the basic or over-subscription privilege, we may not be able to raise sufficient additional capital to meet our capital needs.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as independent auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

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We are a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to smaller reporting companies, our Common Stock may be less attractive to investors.

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a “smaller reporting company,” have a public float of less than $75 million and have annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company”, we are subject to lesser disclosure obligations in our SEC filings compared to other issuers. Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited consolidated financial statements in annual reports. Decreased disclosures in our SEC filings due to our status a “smaller reporting company” may make it harder for investors to analyze our operating results and financial prospects.

There Is No Assurance Of A Liquid Public Market Of Our Common Stock Or That You May Be Able To Liquidate Your Investment In Our Common Stock.

At present, our Common Stock is subject to quotation of the OTCQB market. There is only a limited, liquid public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our business and any steps that our management might take to bring us to the awareness of investors. There can be given no assurance that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business or the value of their initial investment in our Common Stock. As a result, holders of our securities may not find purchasers for our securities should they to decide to sell securities held by them. Consequently, our securities should be purchased only by investors who have no need for liquidity in their investment and who can hold our securities for a prolonged period of time.

The Market Price Of Our Common Stock May Be Volatile.

In the event an active trading market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for securities subject to quotation on OTC Markets in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our business performance. Public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our Common Stock.

You Will Experience Dilution Of Your Ownership Interest Because Of The Future Issuance Of Additional Shares Of Our Common Stock Or Our Preferred Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 500,000,000 shares of Common Stock, par value $0.00001 per share, of which 22,237,745 are currently outstanding.

We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock or other securities may have a negative impact on the market price of our Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our Common Stock will be quoted on the OTCQB Markets.

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We May Never Pay Any Dividends To Our Shareholders.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate. The declaration and payment of all future dividends, if any, will be at the sole discretion of our board of directors, which retains the right to change our dividend policy at any time. Consequently, stockholders must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Insider Will Continue To Have Substantial Control Over Us After This Offering and Will Be Able To Influence Corporate Matters.

Upon completion of this Offering, our directors and executive officers and stockholders holding more than 5% of our Common Stock and their affiliates will beneficially own, in the aggregate, approximately 30% of our outstanding Common Stock. As a result, if these stockholders were to choose to act together, they would be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us. For information regarding the ownership of our outstanding stock by our executive officers and directors and their affiliates, see “Security Ownership of Certain Beneficial Owners and Management.”

We cannot assure you that the interests of our management team will coincide with the interests of the investors. So long as our management team collectively controls a significant portion of our Common Stock, these individuals, or entities controlled by them, will continue to collectively be able to strongly influence or effectively control our decisions.

Anti-Takeover Provisions Of The Delaware General Corporation Law May Discourage Or Prevent A Change Of Control, Even If An Acquisition Would Be Beneficial To Our Shareholders, Which Could Reduce Our Stock Price.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Common Stock to decline.

State Blue Sky Registration, Potential Limitations On Resale Of Our Common Stock.

The holders of our shares of Common Stock and those persons, who desire to purchase our Common Stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market our securities to be a limited one.

It is the present intention of management after the active commencement of operations in to seek coverage and publication of information regarding the Company in an accepted publication manual, which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Registrant issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer’s officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

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Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Our Common Stock Is Considered A Penny Stock, Which May Be Subject To Restrictions On Marketability, So You May Not Be Able To Sell Your Shares.

We may be subject now and in the future to the Penny Stock rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any Offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

The Control Deficiencies In Our Internal Control Over Financial Reporting May Until Remedied Cause Errors in Our Financial Statements Or Cause Our Filings With The SEC To Not Be Timely.

We have identified control deficiencies in our internal control over financial reporting as of the evaluation done by management as of June 30, 2017, including those related to (i) absent or inadequate segregation of duties within a significant account or process, (ii) inadequate documentation of the components of internal control, and (iii) inadequate design of information technology general and application controls that prevent the information system from providing complete and accurate information consistent with financial reporting objectives and current needs. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. Based on the work undertaken and performed by us, however, we believe the financial statements contained in our reports filed with the SEC are fairly stated in all material respects in accordance with GAAP for each of the periods presented. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

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USE OF PROCEEDS

If the rights offering is fully subscribed, meaning that we issue the maximum possible number of shares of Common Stock upon exercise of rights, we expect to receive an aggregate of approximately $510,943 from the sale of Units pursuant to the Unit Rights Offering after deducting estimated offering expenses payable by us. This does not include any proceeds from the exercise of any Class A or Class B Warrants, of which there can be no assurance.

We intend to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures, and strategic acquisitions. A portion of the net proceeds may also be used for the acquisition of businesses, assets, and technologies that are complementary to ours, or for other strategic purposes, although we have no current understandings, commitments or agreements to do so.

We will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market funds, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

DETERMINATION OF OFFERING PRICE

In considering the subscription price, our board of directors considered a number of factors, including the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common shares, the need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, the board of directors is currently reviewing our history and prospects, including our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price will not necessarily be related to our book value, net worth, or any other established criteria of value and may or may not be considered the fair value of our common shares to be offered in the rights offering. You should not assume or expect that, after the rights offering, our common shares will trade at or above the subscription price and we cannot assure you that our common shares will trade at or above the subscription price in any given time period. We also cannot assure you that you will be able to sell common shares purchased during the rights offering at a price equal to or greater than the Unit Offering Subscription Price of $0.10 per Unit. Accordingly, we urge you to obtain a current quote for our common shares before exercising your subscription rights.

DILUTION

Existing stockholders of our Common Stock in the rights offering will experience an immediate increase in the net tangible book value per share of our Common Stock. Our net tangible book value as of September 30, 2017, was approximately ($164,476), or ($0.0074) per share of our Common Stock (based upon 22,237,745 shares of our Common Stock outstanding). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding Common Stock. Increase per share equals the difference between the amount per share paid by purchasers of shares of Common Stock in the rights offering and the net tangible book value per share of our Common Stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 5,559,436 shares and after deducting estimated offering expenses payable by us of $45,000, and the application of the estimated $510,943 of net proceeds from the rights offering, our pro forma net tangible book value as of September 30, 2017, would be approximately $ 346,467 or $ 0.01558 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.023 per share.

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The following table illustrates this per-share increase (assuming a fully subscribed for rights offering of 5,559,436 shares of Common Stock at the subscription price of $0.10 per share):

Subscription price	0.10
Net tangible book value per share prior to the rights offering	$(0.0074)
Increase per share attributable due to the rights offering	$0.023
Pro forma net tangible book value per share after the rights offering	$0.0156

Capitalization

The following table sets forth historical and pro forma cash and cash equivalents and capitalization as of September 30, 2017.

For purposes of this table, we have assumed that $510,943 net is raised in this rights offering. However, it is impossible to predict how many rights will be exercised in this offering and therefore how much proceeds will actually be raised.

This table should be read in conjunction with our consolidated financial statements and the notes thereto which are elsewhere in this prospectus.

	September 30, 2017
	Actual	Pro Forma
Cash and cash equivalents	$15,653	$526,596
Total assets	105,035	615,978
Total liabilities	269,511	269,511
Common stock, $0.00001 par value, 500,000,000 shares authorized, 22,237,745 shares and 27,797,181 shares issued on an actual and pro-forma basis, respectively.	222	278
Additional paid-in capital	31,321,131	31,373,738
Stock payable	21,000	21,000
Accumulated deficit	(31,506,829)	(31,451,235)
Total stockholders’ equity	(164,476)	(56,219)
Total liabilities and stockholders’ equity	$105,035	$482,803

THE UNIT RIGHTS OFFERING

The Unit Subscription Rights

We are distributing to the record holders of our Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, following the effective date of the Registration Statement, of which this prospectus is a part, non-transferable rights to purchase Units, each consisting of: (i) one (1) share of our Common Stock; (ii) a Class A Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock; and (iii) a Callable Class B Warrant exercisable for a period of 24 months to purchase ½ share of Common Stock, at a subscription price of $0.10 per Unit. The rights will entitle the holders of our Common Stock to purchase one (1) Unit for each four (4) shares of our Common Stock owned by our stockholders on the Record Date, As of the Record date, our stockholders own an aggregate of 22,237,745 shares of our Common Stock. If all of the Units are subscribed for, of which there can be no assurance, we will receive approximately $550,314 before the expenses of this Unit Rights Offering.

Basic Subscription Rights

In this distribution, each holder of record of our Common Stock will receive a basic subscription right to purchase one (1) Unit for each four (4) shares of Common Stock owned as of 5:00 p.m., Eastern Time, on the Record Date, at a price of $0.10 per Unit. For example, if you owned 100 shares of Common Stock as of the Record Date, you will receive 25 subscription rights and will have the right to purchase Units for $0.10 per Unit. You may exercise all or a portion of your basic subscription rights, or you may choose not to exercise any of your basic subscription rights. If you do not exercise your basic subscription rights in full, you will not be entitled to exercise your over-subscription privilege.

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Over-Subscription Privilege

If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege. Subject to proration and stock ownership limitations, if applicable, we will seek to honor the over-subscription privilege requests in full. If over-subscription privilege requests exceed the number of shares of our Common Stock available, however, we will allocate the available shares pro rata among the stockholders as of the record date exercising the over-subscription privilege in proportion to the number of shares of our Common Stock each of those stockholders owned on the record date, relative to the number of shares owned on the record date by all stockholders as of the record date exercising the over-subscription privilege. If this pro-rata allocation results in any stockholder receiving a greater number of shares than the record holder subscribed for pursuant to the exercise of the over-subscription privilege, then such record holder will be allocated only that number of shares for which the record holder oversubscribed, and the remaining shares will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214, the rights agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed shares of Common Stock available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares of Common Stock available to you, and any excess subscription payments will be returned to you, without interest or deduction, with ten (10) business days after expiration of the rights offering.

We can provide no assurances that you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any requests for shares pursuant to the over-subscription privilege if all of our rights holders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient shares of Common Stock are available following the exercise of basic subscription rights.

Dilutive Effects of the Rights Offering

If you choose not to exercise your rights, your ownership interest in the Company will be diluted by the issuance of shares to others who do choose to exercise their rights. See “Risk Factors”.

Limitation on the Exercise of Rights

The number of rights that you may exercise in the rights offering may be limited by the number of shares of our Common Stock you held on the record date and by the extent to which other rights holders exercise their basic subscription rights and over-subscription privilege, which we cannot determine prior to completion of the rights offering. We may also choose to not issue shares pursuant to the rights offering to the extent that a stockholder would beneficially own, together with any other person with whom such stockholder’s shares may be aggregated under applicable law, more than [19.9%] of our outstanding shares of Common Stock.

Method of Exercising Rights by Stockholders

The exercise of rights is irrevocable and may not be cancelled or modified, even if we extend the expiration of the rights offering in our sole discretion. You may exercise your rights as follows:

Subscription by Registered Holders

You may exercise your rights by properly completing and executing the subscription rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment for your subscription rights and any over-subscription privilege, to the rights agent at the address set forth below under “—Rights Agent,” prior to the expiration of the rights offering described below.

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Subscription by DTC Participants

We expect that the exercise of your rights may be made through the facilities of DTC. If your rights are held of record through DTC, you may exercise your rights by instructing DTC, or having your broker, dealer, custodian bank or other nominee instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the aggregate number of rights you are exercising and the number of shares of our Common Stock you are subscribing for under your subscription right.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you hold our Common Stock certificates and would prefer to have an institution conduct the transaction relating to the rights on your behalf, you should instruct your broker, dealer, custodian bank or other nominee or institution to exercise your rights and deliver all subscription documents and payment on your behalf prior to the expiration of the rights offering described below. Your rights will not be considered exercised unless the rights agent receives from you, your broker, dealer, custodian bank, nominee or institution, as the case may be, all of the required subscription documents and your full subscription payment for your subscription rights and any over-subscription privilege prior to this expiration time.

Only whole rights are exercisable. Fractional rights remaining after aggregating all of the rights distributed to you will be rounded down to the nearest whole number. You will not receive any payment with respect to fractional shares that are rounded down. Any excess subscription payments received by the rights agent will be returned, without interest, as soon as practicable.

Payment Method

Payments must be made in full in U.S. currency by:

● check or bank draft payable to Transfer Online upon a U.S. bank or

● wire transfer of immediately available funds to accounts maintained by the rights agent.

Payment received after the expiration of the rights offering will not be honored, and the rights agent will return your payment to you, without interest, as soon as practicable. The rights agent will be deemed to receive payment upon:

● receipt by the rights agent of any certified check bank draft drawn upon a U.S. bank; or

● receipt of collected funds in the rights agent’s account.

If you elect to exercise your rights, we urge you to consider using a certified or cashier’s check or wire transfer of funds to ensure that the rights agent receives your funds prior to the expiration of the rights offering. If you send a certified check bank draft drawn upon a U.S. bank or wire or transfer funds directly to the rights agent’s account, payment will be deemed to have been received by the rights agent immediately upon receipt of such instruments and wire or transfer.

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. Except as described below under “Guaranteed Delivery Procedures,” we will not consider your subscription received until the rights agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the rights agent or us.

The method of delivery of subscription rights certificates and payment of the subscription amount to the rights agent will be at the risk of the holders of rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the rights agent and clearance of payment prior to the expiration of the rights offering.

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Unless a subscription rights certificate provides that the shares of our Common Stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such subscription rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the rights agent.

Missing or Incomplete Subscription Information

If you do not indicate the number of rights being exercised, or the rights agent does not receive the full subscription payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of rights that may be exercised with the aggregate subscription payment you delivered to the rights agent. If we do not apply your full subscription payment to your purchase of shares of our Common Stock, any excess subscription payment received by the rights agent will be returned, without interest, as soon as practicable.

Expiration Date and Extensions

The subscription period, during which you may exercise your rights, is currently set to expire at 5:00 p.m., Eastern Time, on____________, 201 8 (four weeks from the date of effectiveness of this Registration Statement) . If you do not exercise your rights prior to that time, your rights will expire and will no longer be exercisable. We will not be required to issue shares of our Common Stock to you if the rights agent receives your subscription rights certificate or your subscription payment after that time, regardless of when the subscription rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below. We may extend the period for exercising your rights in our sole discretion. If the expiration date of the rights offering is so extended, we will give oral or written notice to the rights agent on or before the scheduled expiration date and we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it. We do not currently intend to extend the expiration of the rights offering. To the extent that any completed subscription exercise documentation is received by the rights agent after the expiration of the rights offering, we may, in our sole discretion, choose to accept such subscription, but we shall be under no obligation to do so.

Subscription Price

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or the future market value of our Common Stock. The market price of our Common Stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our Common Stock purchased in the rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our Common Stock prior to the closing of the rights offering. You should obtain a current quote for our Common Stock before deciding whether to exercise your rights and make your own assessment of our business and financial condition, our prospects for the future and the terms of the rights offering.

Amendment, Withdrawal and Termination

We may decide to terminate the rights offering at any time and for any reason before the closing of the rights offering. If we terminate the rights offering, any money received from subscribing stockholders will be returned promptly, without interest or deduction. In addition, we may extend the period for exercising your rights and adjust the subscription price in our sole discretion. We do not currently intend to extend the expiration of the rights offering.

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Rights Agent

The rights agent for this offering is Transfer Online, Inc. The address to which subscription rights certificates and subscription payments other than wire transfers should be mailed or delivered is:

By mail, hand or overnight courier:
Transfer Online, Inc.
512 SE Salmon Street,
Portland, OR 97214

If you deliver subscription rights certificates in a manner different than that described in this prospectus, then we may not honor the exercise of your rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our Common Stock or for additional copies of this prospectus to the rights agent at the above contact information.

Fees and Expenses

We will pay all fees charged by the rights agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the rights.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our Common Stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificate and submit it to the rights agent with the proper subscription payment. If you hold shares of our Common Stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the record date, provided that you, as a nominee record holder, make a proper showing to the rights agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the rights agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our Common Stock or will receive your rights through a broker, dealer, custodian bank or other nominee, we will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, dealer, custodian bank or other nominee act for you. If you hold certificates of our Common Stock directly and would prefer to have your broker, dealer, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your rights, you should complete and return to your broker, dealer, custodian bank or other nominee the form entitled “Beneficial Owners Election Form” (or such other appropriate documents as are provided by your nominee related to your rights). You should receive this form from your broker, dealer, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, dealer, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, dealer, custodian bank or nominee or if you receive it without sufficient time to respond.

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Guaranteed Delivery Procedures

If you wish to exercise rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your rights to the rights agent prior to the expiration of the rights offering, you may exercise your rights by the following guaranteed delivery procedures:

● deliver to the rights agent prior to the expiration of the rights offering the subscription payment for each share you elected to purchase pursuant to the exercise of rights in the manner set forth above under “Payment Method”;

● deliver to the rights agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

● deliver the properly completed subscription rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the rights agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of Subscription Rights Certificates,” which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the rights agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

In your Notice of Guaranteed Delivery, you must provide:

● your name;

● the number of rights represented by your subscription rights certificate, and the number of shares of our Common Stock for which you are subscribing under your subscription right; and

● your guarantee that you will deliver to the rights agent a subscription rights certificate evidencing the rights you are exercising within three (3) business days following the date the rights agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the rights agent in the same manner as your subscription rights certificate at the address set forth above under “Rights Agent.”

The rights agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call the rights agent at (503) 227-2950 to request additional copies of the form of Notice of Guaranteed Delivery.

Transferability of Rights; Listing

The subscription rights may not be sold, transferred, assigned or given away to anyone. The subscription rights will not be listed for trading on any stock exchange or market. The shares of Common Stock issued in the rights offering will be listed on the OTCQB market under the symbol “EQUR.”

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights and even if we extend the rights offering, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the rights agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and the full subscription payment have been received by the rights agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

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Escrow Arrangements; Return of Funds

The rights agent will hold funds received in payment for shares of our Common Stock in a segregated account pending completion of the rights offering. The rights agent will hold this money in escrow until the rights offering is completed or is withdrawn and terminated. If the rights offering is terminated for any reason, all subscription payments received by the rights agent will be returned, without interest, as soon as practicable.

Stockholder Rights

You will have no rights as a holder of the shares of our Common Stock you purchase in the rights offering, if any, until the closing of the rights offering has taken place. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, the full subscription payment and any other required documents to the rights agent.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights and even if we extend the rights offering or adjust the subscription price. You should not exercise your rights unless you are certain that you wish to purchase additional shares of our Common Stock at the subscription price.

Foreign Rights Holders

We will not mail this prospectus or subscription rights certificates to rights holders with addresses that are outside the United States or that have an army post office or foreign post office address. The rights agent will hold these subscription rights certificates for their account. To exercise rights, our foreign stockholders must notify the rights agent prior to 11:00 a.m., Eastern Time, at least three (3) business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the rights agent that the exercise of such rights does not violate the laws of the jurisdiction of such stockholder.

Regulatory Limitation

We will not be required to issue to you shares of our Common Stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offering expires, you have not obtained such clearance or approval.

U.S. Federal Income Tax Treatment of Rights Distribution

We believe and intend to take the position that the distribution and receipt and the exercise of the subscription rights by any U.S. holder of Common Stock will not be taxable to such holder for U.S. federal income tax purposes for the reasons described below in “Material U.S. Federal Income Tax Consequences.”

No Board Recommendation to Rights Holders

Our Board of Directors is making no recommendation regarding your exercise of the rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Common Stock.

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PLAN OF DISTRIBUTION

We are distributing the subscription rights to individuals who owned shares of our Common Stock as of September 6, 2017, 5:00 p.m., Eastern Time. If you wish to exercise your subscription rights and purchase shares of our Common Stock, you should complete the subscription rights certificate and return it with payment for the shares to the rights agent, Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214, at the address set forth under “The Rights Offering—Method of Exercising Rights by Stockholders” If you have any questions, you should contact the rights agent by calling (503) 227-2950.

THE STANDBY PURCHASE AGREEMENT

Pursuant to this Rights Offering, stockholders of record will receive the Right, for each four (4) shares of Common Stock held by them as of the Record Date, to purchase one (1) Unit, each of which shall include one (1) share of Common Stock and one (1) Class A Warrant, and one (1) Class B Warrant, at the Unit Subscription Price of $0.10. The Shares, Class A Warrants and Class B Warrants that constitute the Unit may be collectively referred to as the “Securities.”

The Company has entered into a Standby Purchase Agreement with JFS Investments Inc. (the “Standby Purchaser”) pursuant to which the Standby Purchaser has agreed to purchase from the Company upon expiration of the Rights Offering, and the Standby Purchasers are willing to so purchase, Units, at the Subscription Price, to the extent such Units are not purchased by stockholders pursuant to the exercise of Rights. The Company and the Standby Purchaser reasonably agree that this commitment will not require the Standby Purchaser to purchase Unsubscribed Units in an amount in excess of $150,000.

Pursuant to the Standby Purchase Agreement, the Standby Purchasers has agreed to purchase from the Company, at the Subscription Price, all of the Units that will be available for purchase pursuant to their Basic Subscription Privilege. Nevertheless, the Company and the Standby Purchaser believe that this commitment will not result in the requirement by the Standby Purchaser to exceed $150,000 and may, in fact, be less than that amount, depending upon the number of Units subscribed for by existing Stockholders as of the Record Date.

Notwithstanding anything else contained in the Standby Purchase Agreement, the Standby Purchaser shall not acquire Securities hereunder which would result in it or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning: (i) 20% or more of the issued and outstanding shares of Common Stock on fully diluted basis without the requisite prior written consent of the Company or (ii) greater than 35% of the issued and outstanding shares of Common Stock. If the Standby Purchasers would otherwise exceed such maximum number of shares, such excess shall either be: (i) purchased by another Standby Purchaser; or (ii) the Company and the Standby Purchasers may elect to waive the above-referenced percentage limitations.

Payment of the Subscription Price for the Securities shall be made, on the Closing Date, against delivery of certificates evidencing the Securities, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. BOTH (I) HOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THIS OFFERING, AND (II) HOLDERS CONSIDERING THE PURCHASE OF OUR UNITS BY EXERCISING SUCH STOCK RIGHTS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN LAWS TO THEM.

This following discussion addresses certain material U.S. federal income tax considerations relating to (i) the receipt and exercise (or expiration) of the subscription rights as contemplated throughout this rights offering, and (ii), if applicable in connection with the exercise of the basic subscription right or, if applicable, the over-subscription privilege, the acquisition, ownership and sale of Units that are subject to the rights offering, which Units consist of shares of our common stock (“Common Stock”) and a Class A and Callable Class B Common Stock Purchase Warrant (the “Warrants”). This discussion addresses only the treatment to a holder of our Common Stock that is a U.S. holder (defined below), and who receives subscription rights pursuant to this offering, or holds shares of our stock issued upon the exercise of the basic right privilege or, if applicable, the over-subscription privilege, in each instance as capital assets within the meaning of Section 1221 of the Code. This discussion does not provide a complete or comprehensive analysis of all potential tax considerations. The information provide herein is based on the Company’s understanding of existing United States federal income tax authorities, including but not limited to, the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently change, possibly retroactively, or be interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed throughout this offering. This discussion neither binds nor precludes the IRS from adopting a position contrary to, or otherwise challenging, the positions addressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position or matter was litigated. We have not sought, and will not seek, either (i) a ruling from the IRS or (ii) an opinion from legal counsel or an independent public accounting firm, in either instance regarding the tax considerations discussed herein, as provided in Section III.A.2. of Staff Legal Bulletin No. 19.

This discussion does not address all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to holders subject to special rules under the U.S. federal income tax laws, including, without limitation, financial institutions, banks, regulated investment companies, real estate investment trusts, dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations or entities, tax-deferred or other retirement accounts, insurance companies, persons liable for alternative minimum tax, holders who hold stock or warrants as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, certain former citizens or residents of the U.S., and holders who received our stock on which the subscription rights are distributed in satisfaction of our indebtedness or in a compensatory transaction. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or any other U.S. federal tax laws, including the U.S. federal estate or gift tax laws.

As used throughout this discussion, a “U.S. holder” means a beneficial owner of subscription rights, or stock acquired pursuant to the exercise of the basic subscription right or, if applicable, the over-subscription privilege, that is:

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● An individual who is a citizen or resident of the United States, including an alien individual who either is a lawful permanent resident of the United States;

● A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia;

● An estate whose income is subject to U.S. federal income tax regardless of its source; or

● A trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

In addition, as used throughout this discussion, the phrase “Securities,” means both (i) shares of our Common Stock, and (ii) rights or warrants to acquire shares of our Common Stock; and the term “Stockholder,” means a U.S. holder who is either (i) a holder of shares of our Common Stock, or (ii) a holder of rights or warrants to acquire shares of our Common Stock. As such, this discussion addresses the receipt of the subscription rights contemplated in this offering by current holders of shares of our Common Stock.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the stock received upon exercise of the basic subscription right or, if applicable, the over-subscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner and the partnership are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving the subscription rights, exercising (or allowing to expire) the basic subscription right or, if applicable, the over-subscription privilege, and acquiring, holding or disposing of our shares of stock.

EACH HOLDER OF SHARES OF OUR COMMON STOCK IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF THE SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF OUR STOCK .

U.S. Federal Income Tax Considerations Applicable to the Receipt of Subscription Rights Assuming the Rights

As a result of the fact the authorities governing the transactions such as this rights offering are complex and unclear in certain respects, we cannot take the position that the distribution of subscription rights to a Stockholder with respect to such Stockholder’s Securities should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution.

The reason for our inability to take a position that for U.S. federal income tax purposes, the distribution of subscription rights is a non-taxable distribution is because the general rule regarding non-recognition is subject to certain exceptions, including if receipt by a Stockholder of subscription rights is part of a “disproportionate distribution.” A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some Stockholders and an increase in the proportionate interest of other Stockholders in our assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or other property with respect to our stock, nor do we have any current intention of making any distributions with respect to our stock. Currently, our Common Stock is our sole outstanding class of stock, and we have no current intention of issuing another class of stock or convertible debt. However, the fact that we have outstanding options, warrants and similar equity-based awards could cause, under certain circumstances that cannot currently be predicted, the receipt of subscription rights pursuant to this offering to be part of a disproportionate distribution. The Company intends to take the position that the outstanding options, warrants and similar equity-based awards do not cause the subscription rights issued pursuant to this rights offering to be part of a disproportionate distribution, but there can be no assurances in this regard.

As a result, in the event that we made an affirmative statement that the distribution of subscription rights is a non-taxable distribution, our position regarding the tax-free treatment of the receipt of subscription rights would not be binding on the IRS or the courts. Either the IRS or the courts could determine that the distribution is taxable , whether on the basis that the issuance of the subscriptions rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to holders of our Common Stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s basis in shares of our Common Stock and thereafter as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2017.

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The Following discussion is based upon the treatment of the receipt of the subscription rights in this offering as a non-taxable distribution with respect to a Stockholder’s Securities for U.S. federal income tax purposes , notwithstanding the fact that there can be no assurance that receipt of the subscription rights is a non-taxable distribution.

The remainder of this section entitled “U.S. Federal Income Tax Considerations Applicable to the Receipt of Subscription Rights” assumes that the receipt by a Stockholder of subscription rights with respect to such Stockholder’s Securities pursuant to this rights offering is non-taxable for U.S. federal income tax purposes , of which there can be no assurance .

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights received by a Stockholder who holds our Common Stock is less than 15% of the fair market value of such Stockholder’s Common Stock as of the date the subscription rights are distributed, then such holder’s subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes. However, in such a case, a Stockholder who holds our Common Stock may affirmatively elect to allocate a portion of such holder’s tax basis in such holder’s existing shares of our Common Stock between (i) such holder’s shares of our Common Stock and (ii) such holder’s subscription rights received pursuant to this offering, in proportion to the relative fair market values of such existing shares of Common Stock and subscription rights determined as of the date of the receipt of the subscription rights. If a Stockholder who holds our Common Stock chooses to make such an election, then such holder must make this election on a statement included with such holder’s tax return for the taxable year in which such holder receives subscription rights pursuant to this offering. Such an election, if made, is irrevocable.

If the fair market value of the subscription rights received by a Stockholder who holds our Common Stock is 15% or more of the fair market value of such holder’s Common Stock as of the date the subscription rights are distributed, then such holder must allocate such holder’s tax basis in such holder’s existing Common Stock between (i) such holder’s shares of our Common Stock, and (ii) such holder’s subscription rights received pursuant to this offering, in proportion to the relative fair market values of such existing shares of Common Stock and subscription rights determined as of the date of the distribution of the subscription rights.

The fair market value of the subscription rights on the date the subscription rights are received is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights as of that date. Fair market value is defined generally as the price at which property would hypothetically change hands between a willing buyer and a willing seller, where neither is under any compulsion to buy or sell. Fair market value is a factual determination. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including but not limited to any difference between the subscription price of the subscription rights and the trading price of our Common Stock on the date that the subscription rights are distributed or received, the length of the time period during which the subscription rights may be exercised, the fact that the subscription rights are non-transferable, and any other relevant facts and circumstances.

Exercise of the Subscription Rights

A Stockholder generally will not recognize any gain or loss upon the exercise of subscription rights received pursuant to this rights offering. A Stockholder’s tax basis of shares of our Common Stock acquired through the exercise of such subscription rights will equal the sum of (i) the subscription price paid for the shares, plus (ii) the tax basis, if any, in the subscription rights immediately prior to such exercise. The holding period for shares of our Common Stock acquired through the exercise of such subscription rights will begin on the date the subscription rights are exercised.

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Expiration of the Subscription Rights

A Stockholder who allows subscription rights received pursuant to this rights offering to expire generally will not recognize any gain or loss upon such expiration. If, in connection with the receipt of subscription rights pursuant to this offering, a Stockholder who holds our Common Stock, by election or otherwise, allocated a portion of the tax basis in such holder’s then existing Common Stock to such holder’s subscription rights, then upon the expiration of such subscription rights, the portion of the tax basis previously allocated to the subscription rights will be re-allocated, or re-attributed, to such holder’s Common Stock, and the tax basis of such Common Stock will be restored to what it was immediately before the receipt of the subscription rights in this offering.

Ownership and Disposition of Shares of Our Common Stock

Distributions and Dividends

Distributions, if any, of cash or property on shares of our Common Stock acquired through the exercise of subscription rights will be taxable to a U.S. holder as a dividend to the extent such distribution is paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles for the year in which the distribution is made. Dividends received by corporate U.S. holders are taxable at ordinary corporate income tax rates, subject to any applicable dividends-received deduction. Subject to the discussion below regarding the additional Medicare tax (see, “Net Investment Income Tax”), qualified dividends received by non-corporate U.S. holders are taxable at a maximum rate of 20%, provided the holder meets applicable holding period requirements. Any distributions in excess of the Company’s current and accumulated earnings and profits will be treated as a tax-free return of a U.S. holder’s basis in our Common Stock, and any further distributions in excess of a U.S. holder’s basis in our Common Stock will be treated as gain from the sale or exchange of such Common Stock.

Sale or Other Taxable Disposition

Upon the sale or other taxable disposition of shares of our Common Stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution U.S. federal income tax purposes), a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount realized by such U.S. holder in connection with such sale or other taxable disposition, and (ii) such U.S. holder’s adjusted tax basis in such stock. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period in such stock is more than twelve months. U.S. holders who are individuals are eligible for preferential rates of taxation in respect of their long-term capital gains. For example, long-term capital gains recognized by individuals are taxable at a maximum rate of twenty percent (20%), in addition to the additional Medicare tax (see, “Net Investment Income Tax”), if applicable. A U.S. holder’s ability to use a capital loss may be subject to limitations.

Net Investment Income Tax

In addition to the United States federal income tax, discussed above, certain U.S. holders are subject to an additional 3.8% Medicare tax (the “net investment income tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds certain thresholds (e.g., $250,000 for married individuals filing jointly). For these purposes, “net investment income” generally equals a U.S. Holder’s gross investment income (e.g., interest income, dividends and gain from the sale or other disposition of stock) reduced by deductions that are allocable to such income. The net investment income tax is determined in a manner which is different than the manner in which the U.S. federal income tax is determined. U.S. holders are urged to consult their own tax advisors regarding the implications of the net investment income tax.

Qualified Small Business Stock

Section 1202 of the Internal Revenue Code, as amended, provides taxpayers, other than corporations, with a 100 percent exclusion of gain from the sale or exchange of “qualified small business stock” acquired after September 28, 2010 and held for more than five years. In general, a taxpayer’s exclusion per taxable year with respect to “qualified small business stock” of any one issuer is the greater of (a) $10 million ($5 million in the case of married taxpayers filing separate returns), reduced by the amount of the taxpayer’s gain in prior years on stock of such issuer eligible for the exclusion or (b) ten times the taxpayer’s basis for “qualified small business stock” of such issuer sold or exchanged during the taxable year. The amount excluded with respect to “qualified small business stock” constitutes an item of tax preference for alternative minimum tax purposes.

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“Qualified small business stock” is stock of a “qualified small business” issued after August 10, 1993 which is generally acquired at its original issuance by the taxpayer for money or other property (not including stock) or in connection with the performance of services. In order to qualify as “qualified small business stock”, the issuer must be a domestic corporation which: (i) had gross assets of no greater than $50 million at all times from inception down to the issuance of the stock in question and immediately thereafter (taking into account amounts received upon such issuance) and (ii) agrees to submit such reports to its stockholders and the Internal Revenue Service as required by the statute and regulations. In order for us to qualify as a “qualified small business stock”, 80 percent of our assets of (based on the reported value of our assets) must be used by us in the active conduct of one or more qualified trades or businesses.

We believe that our assets have never exceeded $50 million from our inception on August 31, 1988 to the date of this rights offering, and we do not expect our asset size to exceed $50 million in the foreseeable future. We have submitted and plan to continue to submit the required reports as long as we believe we qualify as a “qualified small business” under Section 1202.

There can be no assurance that we will continue to qualify as a qualified small business” or that the Internal Revenue Service will agree with our determination that we are a “qualified small business.” For a discussion of risks related to “qualified small business stock,” please see “Risk Factors”.

Information Reporting and Backup Withholding

U.S. backup withholding (currently at a rate of 28%) is imposed upon certain distributions (or deemed distributions) to persons who fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a Stockholder will generally be exempt from backup withholding, provided the Stockholder meets applicable certification requirements, including (i) providing the Company with such holder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly filled out IRS Form W-9, certifying under penalties of perjury that, among others, such TIN or exemption is correct, together with such other certifications as may be required by law.

Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a U.S. holder under the backup withholding rules will generally be allowed as a credit against such U.S. holder’s U.S. federal income tax liability, and may entitle such U.S. holder to a refund, provided the required information and returns are timely furnished by such U.S. holder to the IRS.

AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. BOTH (I) HOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THIS OFFERING, AND (II) HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH STOCK RIGHTS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN LAWS TO THEM.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 520,000,000 shares of capital stock, $0.00001 par value per share, consisting of 20,000,000 shares of Preferred Stock and 500,000,000 shares of Common Stock.

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Preferred Stock

We are authorized to issue 20,000,000 shares of Preferred Stock, $0.00001 par value per share. As of September 30 , 2017, no preferred shares issued and outstanding. The Board of Directors has the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock.

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.00001 par value per share. As of September 30 , 2017, we had 22,237,745 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Unit Rights Offering an Warrants

The Company is offering up to 5,559,436 Units, each consisting of: (ii) a Class A Warrant exercisable to purchase one-half (1/2) of additional Share at $0.50 per share for a period of 24 months; and (iii) a callable class B Warrant exercisable to purchase one-half (1/2) of additional Shares at a price of $0.75 per share for a period of 24 months; at a price of $0.10 per Unit. This Registration Statement is registering: (a) the 5,559,436 shares of Common Stock; and (b) the shares of Common Stock deliverable upon the exercise of the underlying Class A and callable Class B Warrants. The Class B Warrants are callable in the event that the shares of the Company’s Common Stock have an average closing price on the OTCQB of at least $0.90 during the thirty (30) day period prior to the Company’s notice of its intention to “call” the Class B Warrants. During said thirty (30) day period, any holder will have the absolute right in his/her/its sole discretion, to exercise the Class B Warrants at the exercise price of $0.75 per share.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Options

On January 1, 2015, the board of director approved the 2015 Employee Incentive Plan. The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan is 5,000,000 shares of Common Stock. On July 1, 2015, the Company granted options as follows under its 2015 Employee Incentive Plan: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant’s Common Stock (“Option Shares”) at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Ohry SAB Agreement”). Provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; and (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Weiner SAB Agreement”). Provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter.

Transfer Agent and Registrar

The transfer agent is Transfer Online, 512 SE Salmon Street, Portland, OR 97214, Phone: (503) 227-2950.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Thomas J. Craft, Jr., Esq., 18096 SE Heritage Drive, Tequesta, FL 33469, will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

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Our unaudited interim financial statements for the periods ended September 30, 2017 and 2016 and audited financial statements for the years ended December 31, 2016 and 2015 included in this Prospectus and the Registration Statement have been reviewed and audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 /A with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of this Form S-1 may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DESCRIPTION OF BUSINESS

Overview

Present Business Operations

We are a medical device Company planning to commercialize our Bioelectrical Signal Therapy device (“BST Device,” or “Device”). Our BST Device treats wounds via electrical stimulation, which is believed to result in accelerated wound healing by imitating the natural electrical current that occurs in injured skin on the human body. Our BST Device stimulates renewed blood flow and oxygen in order to induce local cell regeneration and therefore promote wound healing. Our mission is to improve non-invasive wound care treatments and to become a leading provider of non-invasive wound and ulcer healing treatment. Our device is designed to specifically address many of the limitations associated with other invasive and non-invasive wound care devices.

We believe our BST Device is a simple and effective wound heal method that can be used in and incorporated as an adjunctive therapy in wound healing. Treatment is safe, effective, and well-tolerated.

Our BST Device has the Communaute Europeenne (“CE”) mark and is approved to be sold in the EU market. We are planning to initiate a FDA clinical trial for the purpose of obtaining approval from the United States Food and Drug Administration (the “FDA”), which we reasonably believe should commence in or about Q2/3 2018 and is expected to cost approximately $1.8M. The initial phase of the first 10 patients (out of 90) is estimated to cost $200K.

The Company’s success greatly depends upon the successful FDA clinical trial of its BST Device as well as our ability to raise sufficient equity capital through our pending Rights Offering Registrations Statement from which we are expected to receive approximately $500,000 (not including any proceeds from the exercise of the warrants included as part of the Unit Rights Offering. The Device may need additional development and there can be no assurance that we will, in fact, achieve the requisite safety and efficacy, prerequisites for FDA approval and/or that FDA approval will be received in a timely manner, if at all. Nevertheless, the Company believes that its BST Device’s design and procedure is safe and effective, but the path to commercial success in the US, even if FDA approval is granted, may take more time and may be more costly that we expect or for which we have sufficient resources at the present.

Our BST Device is designed to treat chronic wounds – primarily Stage III and Stage IV ulcers, which we believe comprises about 11% and 7% of all chronic wounds, respectively, and severe Stage II wounds.

Our anticipated plan to be able to sell the BST Device commercially in the United States, assuming success in our FDA approval process, is not expected before the end of 2019. We have not generated any sales revenues from our BST Device to date other than the payment of US$40,000 we have received from Colombia in January 2018 representing an initial order for our BST Device.

Our Wound Healing Strategy

The objective of our BST Device is to reduce healing time and allow patients to receive treatment at home while delivering optimal therapeutic results, which eventually should result in significantly higher healing rates along with lower wound treatment costs presently available on the market .

The costs associated with untreated and/or unhealed wounds are far in excess of the costs of the physician, hospital and medical equipment, particularly when there are subsequent complications that require additional medical treatment which are virtually certain to occur as a result of untreated and/or unhealed wounds in a patient .

The healing time of chronic wounds usually ranges from a few weeks to up to several months depending on the size and type of the wound and the patient’s medical condition . Wound treatment typically can involve many direct and indirect costs. Wound dressings comprise only 10-15% of the total direct treatment cost according to the International Committee of Wound Management. In contrast, a significant percentage of the total cost is attributable to care providers’ salaries and staff expenses. As a result, treatment methods that reduce healing time to closure of the wound and reduce staff time inevitably lead to lower cost of care.

We believe that our BST Device is a very effective and cost-saving method for the chronic wound treatment market. Our belief is based on the knowledge and experience of our management in the wound care industry that our BST Device is designed to be able to significantly lower treatment cost compared to other wound therapies modalities due to the fact that our wound heal method requires shorter healing times , treatment can be easily given at patient homes and therefore reduce per day treatment costs.

Marketing and Sales

The Company intends to launch marketing efforts in the US assuming receipt of FDA approval which we anticipate during 2019 , of which there can be no assurance. Until such time, most of our efforts will be related to internally preparing for the launch of our BST Device in the US as well as proceeding with marketing efforts in the EU, Colombia, Argentina and a few other territories.

Assuming FDA approval, which we reasonably believe can be achieved by end of 2019 based , in part , because of approval that our BST Device been received in Europe, the Company plans to indirectly sell its wound treatment solution by entering into distribution agreements with distributors specializing in wound care therapy solutions or by creating its own sales and marketing force. The distributors or the C ompany will then sell the treatment to hospitals, nursing homes, geriatric institutions and private wound care clinics.

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In addition to indirect sales through distribution agreements, the Company considers the outright sale of its treatment to each institution such as hospitals, nursing homes, geriatric institutions, and private clinics, which would rent the Device to their patients on a monthly basis. Upon completion of the wound healing treatment, the patient would return the Device, which would then re-enter the medical device rental market.

Competition

Our principal competition in the chronic wound care market are expected to be the wound care products manufactured by Acelity (formerly known as KCI) and Smith & Nephew. Acelity is considered a market leader and, we believe, commands a market share of approximately 21% in the United States. Smith & Nephew’s U.S. market share is believed to be approximately 19% based on revenues. Other significant competitors are ConvaTec, Johnson & Johnson and others, all manufacturers of wound healing devices.

We also face competition from numerous companies that offer a variety of wound healing methods including traditional wound care dressings, advanced wound care dressings, such as hydrogels, hydrocolloids, and alginates, skin substitutes, and products containing growth factors. While many of these methods compete with our BST Device, such methods can also be utilized as complementary therapies to our BST Device and V is versa.

We believe that the following treatments or therapies represent alternatives or complementary treatments and/or therapies to our BST device:

Hyperbaric oxygen therapy (“HBOT”):Hyperbaric oxygen therapy is a medical treatment that utilizes pressurized oxygen to heal wounds. The treatment is administered by placing a patient in a comfortable pressure chamber that circulates oxygen at two to three times the atmospheric pressure rate. The HBOT method is not specifically designed for chronic wounds and the treatment process is both very long and very expensive. HBOT treatments typically last 90-120 minutes and are administered 1-2 times a daily for a period of 5 to 6 days a week. The length of treatment depends on the wound’s severity, with some patients requiring 20-40 treatments. There are many companies that offer HBOT treatment in clinics as a direct service to patients.

Vacuum-assisted closure (“V.A.C.”) method: The V.A.C. method is designed for the treatment of acute care setting, serious trauma wounds, failed surgical closures, amputations, and serious pressure ulcers. The leading V.A.C. product was launched in 1995 by KCI, a major global medical technology company , recently acquired by Acelity.

EZCARE (Smith & Nephew) - Following the acquisition of BlueSky Medical in May 2007, Smith & Nephew provide negative pressure wound therapy (NPWT). NPWT is a technology used to treat chronic wounds such as diabetic ulcers, pressure ulcers, as well as post-operative and hard-to-heal wounds. It aids in the healing of open wounds by the application of sub-atmospheric pressure (Similar technology to KCI).

In addition, recently developed technologies, or technologies that may be developed in the future, are or may be the basis for products which compete with our BST Device. There can be given no assurance that we will be able to successfully enter into the chronic wound heal market with our BST Device or that we will be able to compete effectively against such companies in the future.

Many of these companies have substantially greater capital and marketing resources, and greater experience in commercializing products and services than we have.

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Patents, Trademarks, and Copyrights

We have a list of all pending and granted patents to date attached as exhibit 10.9 to our S-1 Registration Statement as filed with the Company’s S-1 on September 6, 2014. To the extent that we determine that additional intellectual property (“IP”) protection may be necessary, we plan to secure such protection by applying for additional patents, trademarks or copyrights related to our business and IP, as we deem necessary.

Government Regulation

Our operations and the marketing of our BST Device is subject to extensive regulation by numerous federal and state governmental authorities in the United States, foremost of which is the FDA. There can be no assurance that the FDA, other governmental agencies or a third party will not contend that certain aspects of our business and our BST Device is either subject to or is not in compliance with applicable laws, regulations or rules or that the state or federal regulatory agencies or courts would interpret such laws, regulations and rules in our favor. The sanctions for failure to comply with such laws, regulations or rules could include denial of the right to conduct business, significant fines and criminal and civil penalties. Additionally, any increase in the complexity or substantive requirements of such laws, regulations or rules could have a material adverse effect on our business.

Any change in current regulatory requirements or related interpretations by or positions of, state officials where we operate could adversely affect our operations within those states. State regulatory requirements could adversely affect our ability to establish operations in such other states.

Timeline and Estimated Costs for Regulatory FDA Approval of Our BST Device

We expect FDA approval of our BST Device during 2019 after total costs and expenses of approximately $1.5 million. We have received IDE approval from the FDA which involved a more lengthy process and are currently preparing to commence our clinical trial in the U.S. To that end, we have engaged IMARC Research Inc., a leading clinical research organization located in Ohio, to conduct our Randomized Control Trial (RCT) based upon a monthly payment schedule with payments determined by the amount of work provided , the number of patients enrolled to the study and the expenses incurred IMARC during the RCT.

Based upon our current estimations, which we believe are based on sound business analysis after consultation with IMARC, we expect that we should be able to complete: (i) the first phase of the RCT with 10 patients by the end of Q4 2018; and (ii) the second phase of the RCT with 80 patients by the end of Q4 2019 , depending on patient enrollment rate . We will incur fixed costs during the RCT and additional costs paid to IMARC and other service providers based upon the time devoted during the RCT process.

Various state and federal laws apply to the operations of medical device providers including, but are not limited to, the following:

Licensing Requirements: Certain medical device providers are required to be licensed by various state regulatory bodies. However, if we are found to not be in compliance, we could be subject to fines and penalties or ordered to cease operations which could have an adverse effect on our business.

False Claims Act: The Federal False Claims Act and some state laws impose requirements in connection with the submission of claims for payment for health care services and products, including prohibiting the knowing submission of false or fraudulent claims and submission of false records or statements for reimbursement and payment to the United States government or state government. Such requirements would apply to the hospitals to which we provide our Device related to wound care treatment services. Not only are government agencies active in investigating and enforcing actions with respect to applicable health laws, but also health care providers are often subject to actions brought by individuals on behalf of the government. As such, “whistleblower” lawsuits, also known as “qui tam” actions, are generally filed under seal with a court to allow the government adequate time to investigate and determine whether it will intervene in the action. As a result, health care providers subject to qui tam actions are often unaware of the lawsuit until the government has made its determination whether to intervene, or not, at which time the seal is lifted. The Federal False Claims Act provides for penalties equal to three (3) times the actual amount of any overpayments plus $11,000 per claim. Under legislation passed in 2009, those who bill third parties are now obligated to discover and disclose any overpayments received or be subject to False Claims Act penalties as well.

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Fraud and Abuse Laws: Since a significant portion of reimbursement for healthcare products and services are currently paid through reimbursements under Medicare, Medicaid or similar programs, the federal government and many states have adopted statutes and regulations that address fraudulent and/or abusive behavior in connection with such programs.

As part of this regulatory scheme, the federal government believes that an “inducement” to refer a Medicare or Medicaid patient is likely to result in fraud or abuse on the Medicare or Medicaid programs. Therefore, the federal government adopted a number of laws and regulations to recoup funds and assess penalties which it believes were paid inappropriately. In cases of criminal fraud, the individuals responsible for the fraudulent activity can be subject to imprisonment.

One of the principal federal statutes regulating fraud and abuse is the Anti-Kickback Statute. The Anti-Kickback statute prohibits the solicitation, payment, receipt or offering of any direct or indirect remuneration in exchange for the referral of Medicare and Medicaid patients or for the purchasing, arranging for or recommending the purchasing, leasing or ordering of Medicare or Medicaid covered services, items or equipment. To be convicted of a violation of the Anti-Kickback Statute, the party must have had specific intent to induce the referral of Medicare or Medicaid patients or the purchase, lease or ordering of a good, item or service reimbursable by Medicare or Medicaid. Some of the federal courts have broadly construed the Anti-Kickback Statute and held that the “intent” required to support a criminal conviction will exist if only one purpose of the referral is to induce a prohibited referral.

To clarify some of the issues created by the Anti-Kickback Statute, the Center for Medicare and Medicaid Services issued “safe harbor” regulations identifying actions which will not be deemed to violate the Anti-Kickback Statute. Some of these “safe harbors” are in the area of joint ventures, personal services, and other arrangements. Conducting an activity that falls within a “safe harbor” regulation provides comfort that such activity will not be prosecuted. Compliance with each element of a particular “safe harbor” is required in order to assured of the protection provided by such “safe harbor”. Even though a transaction that does not fall within a “safe harbor” may be perfectly appropriate, the arrangement will be evaluated based on its facts and circumstances to determine if the parties intended to induce the referral of Medicare or Medicaid patients or the purchase, lease or ordering of a good, item or service reimbursable under Medicare or Medicaid.

An allegation of violation and/or a conviction for violation of the Anti-Kickback Statute and parallel state laws could have a significant impact on our ability to conduct our business. As noted earlier, significant fines, penalties, exclusion from Medicare and Medicaid programs and imprisonment of individuals can result. Because the burden to prove specific intent under the Anti-Kickback Statute can sometimes be difficult, the government has been pursuing enforcement under statutes that do not require specific intent such as the False Claims Act. In fact, in recent legislation the Congress has required that those submitting claims for third party reimbursement are required to discover and repay any overpayments, or they are subject to additional penalties.

The Stark Law: Federal and some state laws prohibit physician referrals to an entity in which the physician or his or her immediate family members have a financial interest for provision of certain designated health services that are reimbursed by Medicare or Medicaid. We cannot assure you that the federal government, or other states in which we operate, will not enact similar or more restrictive legislation or restrictions or interpret existing laws and regulations in a manner that could harm our business.

Health Care Reform: There are currently a number of legislative proposals that have been proposed as health care reform in the United States Congress. At this time, it is not clear which, if any, of these proposals will be enacted. Therefore, although one or more of these proposals, if enacted, could have an impact on our business, we cannot predict at this time what that impact will be until there is legislation that becomes law.

49

Ongoing Investigations: Federal and state investigations and enforcement actions continue to focus on the health care industry, scrutinizing a wide range of items such as joint venture arrangements and referral and billing practices. We believe planned activities will be substantially in compliance with applicable legal requirements. We cannot assure you, however, that a governmental agency or a third party will not contend that certain aspects of our business are subject to, or are not in compliance with, such laws, regulations or rules, or that state or federal regulatory agencies or courts would interpret such laws, regulations and rules in our favor, or that future interpretations of such laws will not require structural or organizational modifications of our business or have a negative impact on our business. Applicable laws and regulations are very broad and complex, and, in many cases, the courts interpret them differently, making compliance difficult. Although we try to comply with such laws, regulations and rules, a violation could result in denial of the right to conduct business, significant fines and criminal penalties. Additionally, an increase in the complexity or substantive requirements of such laws, regulations or rules, or reform of the structure of health care delivery systems and payment methods, could have a material adverse effect on our business.

Employees

We presently have one full-time employee, which is our CEO, Ohad Goren. Our CFO, Gal Peleg, dedicates 25% of his professional time to our business and Itsik Ben Yesha, our CTO, dedicates 50% of his professional time to our business. Our CEO, CTO and CFO are employed under separate service agreements with the Company.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 20 West 64th Street, Suite 39G, New York, NY 10023. Our telephone number is (972) 54-427777, which is the telephone of the offices of our Chairman, Ron Weissberg, located in Israel. There is no lease on the premises the Company is occupying and the Company is not responsible for paying rent. We are not generating sufficient revenue at this time to justify a separate corporate office. Once our business grows and generates revenue, we will look for more office space in a separate corporate office.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s Common Stock is subject to quotation on the OTCQB Market under the symbol “EQUR”. There is currently no active trading market in the Common Stock on the OTC market. There can be no assurance that there will be an active trading market for the Common Stock once the Company becomes a reporting company under the Exchange Act. In the event that an active trading market commences, there can be no assurance as to the market price of the shares of Common Stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

For the periods indicated, the following table sets forth the high and low bid prices per share of Common Stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions but does reflect the price of our Common Stock adjusted for the reverse split.

50

	Price Range
Period	High	Low
Year Ending December 31, 2016:
First Quarter	$0.10	$0.10
Second Quarter	$0.10	$0.10
Third Quarter	$0.12	$0.12
Fourth Quarter	$0.13	$0.13
Year Ending December 31, 2017:
First Quarter	$0.17	$0.17
Second Quarter	$0.14	$0.14
Third Quarter	$0.08	$0.08
Fourth Quarter	$0.13	$0.13
Year Ending December 31, 2018:
First Quarter (throughout January __, 2018)	$0.14	$0.13

Our transfer agent is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

Holders of Capital Stock

We have 223 holders of record of our Common Stock. This does not include an indeterminate number of persons who hold our Common Stock in brokerage accounts and otherwise in “street name.”

Rule 144 Shares

As of the date of this prospectus, there were approximately 477,762,255 shares of our Common Stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

On January 1, 2015, the board of director approved the 2015 Employee Incentive Plan. The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan is 5,000,000 shares of Common Stock. On January 1, 2015, the Company granted options as follows under its 2015 Employee Incentive Plan: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant’s Common Stock (“Option Shares”) at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Ohry SAB Agreement”). Provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Weiner SAB Agreement”). Provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter; and (iii) Michel Sessler was granted options to purchase 150,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Sessler SAB Agreement”). Provided the Sessler SAB Agreement remains in effect, 45,000 Option Shares shall vest July 1, 2015 and the remaining 105,000 Option Shares shall vest at the rate of 15,000 Option Shares per quarter on the first day of each consecutive quarter.

51

Following is a table summarizing options still outstanding and exercisable along with exercise price and range of remaining term.

Type	Quantity	Exercise Price	TTerm
Avi Ohry	250,000	$1.00	24 Months
Dr. Ben Zion Weiner	350,000	$1.00	24 Months
Michael Sessler	150,000	$1.00	24 Months
Total	750,000

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements under which our Common Stock is authorized for issuance has been adopted during the period ended June 30, 2017 and during the fiscal years ended December 31, 2016 and 2015.

Sale of Unregistered Securities

Issuances of Common Stock during the nine months ended September 30, 2017:

On April 20, 2017, we issued 225,000 shares valued at $39,128 using the share price on the date of grant to two consultants for services provided. During the three months ended June 30, 2017, we authorized the issuance of 75,000 additional shares to the same two consultants valued at $0.14 or $21,000, which was recorded as stock payable.

Issuances of Common Stock in 2016:

During the year ended December 31, 2016, we did not issue any restricted stock.

Issuances of Common Stock and Common Stock Receivable in 2015:

During the three months ended March 31, 2015, we received $70,000 in stock receivable. During the three months ended June 30, 2015, we received $100,000 in stock receivable.

Issuances of Common Stock in 2014:

During the period from February 2014 through April 2014, the Registrant issued convertible notes to the accredited investors set forth below. In May 2014, each of the investors set forth in the table below agreed to convert their respective notes into an aggregate of 5,016,062 restricted shares of Common Stock, at the conversion rates of their respective notes.

Name	Date of Conversion	Conversion Rate	Common Stock Issued
Itzchak Shrem	5/14/2014	$0.05	247,000
Lavi Krasney	5/13/2014	$0.03	543,000
Amir Uziel	5/13/2014	$0.05	542,000
Kfir Silbermant	5/13/2014	$0.03	820,000
Eli Yoresh	5/13/2014	$0.05	271,000
Ohad Goren	5/18/2014	$0.01	1,150,000
Itsik Ben Yesha	5/18/2014	$0.01	1,350,000
Leetal Weissberg	5/17/2014	$0.05	93,062
		Total	5,016,062

Each of the Note Holders set forth below, other than Ron Weissberg, acquired their respective Notes as assignees of Ron Weissberg, our Chairman and CFO. The Registrant issued the original convertible note in the principal amount of $71,345 to Mr. Weissberg on December 23, 2013. The note was convertible at a price of $1,00 per share. Each of the individuals listed in the table represented to the Registrant and to Mr. Weissberg their status as “accredited investors.”

Name	Date of Conversion	Amount of Note in US$	Common Stock Issued
Yochanan Korman	5/28/2014	14,000	1,400,000
Yoav Korman	5/28/2014	10,000	1,000,000
Gerald Yaffe	5/28/2014	10,200	1,020,000
Zeev Berr	5/28/2014	2,500	250,000
Yehiel Weitzman	5/28/2014	250	25,000
Ishai Birenboim	5/30/2014	2,250	225,000
Jacob Dery	5/28/2014	1,875	187,500
Benny Menashe	5/28/2014	750	75,000
Eli Shlush	6/27/2014	188	18,750
Sigal Tidhar	6/27/2014	188	18,750
Benzi Weiner	5/30/2014	255	25,500
Bracha Yaffe*	5/28/2014	9,963	996,250
Ori Martin Rafaelowitz*	5/28/2014	9963	996,250
Ron Weissberg	5/28/2014	11,536	1,153,600
* U.S. residents		Total	7,391,600

52

The Investors set forth in the following table subscribed for restricted shares of the Registrant’s Common Stock at a price of $0.40 per share during the first week of June 2014, with the express understanding that the certificates evidencing the shares would not be issued until the Effective Date of the Registrant’s redomicile from the State of New Jersey to the State of Delaware and the implementation of the one-for-one hundred (1:100) reverse split. The Effective Date was August 4, 2014.

Investor’s Name	Amount in US$	Shares Issued
Michael Cohen	BST assets valued at 350,000	875,000
Aryeh Deri	300,000	750,000
Ron Weissberg	150,000	375,000
Daniel Lavi	100,000	250,000
Itshak Ben Yesha	100,000	250,000
Pansk Assets A.Y. Ltd (1)	100,000	250,000
Short Trade Ltd. (2)	100,000	250,000
Eli Shlush	75,000	187,500
Sigal Tidhar	75,000	187,500
Daniel Younisian	60,000	150,000
Yael Berant	60,000	150,000
Yehoshua Abramovitz	60,000	150,000
Yochanan Korman	60,000	150,000
Yoel Yogev	60,000	150,000
Attribute Ltd (3)	50,000	125,000
Avdinco Ltd (4)	50,000	125,000
Ben-Zion Weiner	50,000	125,000
Emanuel Kronitz	50,000	125,000
Moshe Manor	50,000	125,000
Boruj Tenembounm	50,000	125,000
R. P. Holdings (1992) Ltd (5)	50,000	125,000
Menashe Arnon	40,000	100,000
Ofer Maimon	40,000	100,000
Yaelle Schnitzer	40,000	100,000
Dor Noy	36,000	90,000
Adi Mantsura	30,000	75,000
Assaf Hadar	30,000	75,000
Avital Roy Group Ltd (6)	30,000	75,000
Benny Menache	30,000	75,000
Boaz Raam	30,000	75,000
HeliCon Knan (1989) Ltd (7)	30,000	75,000
Ishai Birenboim	30,000	75,000
Jacob Blau	30,000	75,000
Kai Otherthinking Ltd (8)	30,000	75,000
Moshe Datz	30,000	75,000
Ron Bentsur*	30,000	75,000
Sharon Brimer	30,000	75,000
Shlomi Shabat Hafakot Ltd (9)	30,000	75,000
Shmuel Pasternack	22,000	55,000
Zvi Weil	15,000	37,500
Amir Fischler	12,000	30,000
* U.S. residents	Total	6,437,500

(1) The principal of this entity is Yehuda Zadik, a resident of Israel.

(2) The principal of this entity is Shlomo Noyman, a resident of Israel.

(3) The principal of this entity is Itzhak Shrem, a resident of Israel.

(4) The principal of this entity is Avner Cohen, a resident of Israel.

(5) The principal of this entity is Rubin Zimmerman, a resident of Israel.

(6) The principal of this entity is Shlomi Avital, a resident of Israel.

(7) The principal of this entity is Roni Brown, a resident of Israel.

(8) The principal of this entity is Ilan Tuviahu, a resident of Israel.

(9) The principal of this entity is Shlomi Shabat, a resident of Israel

53

The Registrant’s acceptance of the above note and restricted share subscriptions and the issuances of restricted shares immediately after the Effective Date were in reliance upon the exemption from registration pursuant to Section 4(2) of the Act and Regulation S promulgated by the SEC under the Act with respect to all Investors except for those persons designated as U.S. residents. With respect to the U.S. Investors, the Registrant relied upon exemption from registration pursuant to Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act. The Registrant’s purpose for the capital raise by the acceptance of subscriptions for restricted shares of the Delaware corporation was in furtherance of its business plan of entering into the medical device business with the intention of enabling the Registrant to become an operating company rather than its prior status as a “shell” company as that term is defined in Rule 144(i) promulgated by the SEC under the Act.

During the Registrant’s fourth quarter ended December 31, 2014, the Registrant issued and/or sold the following restricted securities.

Date	Title	Shares Issued	Persons	Consideration
12/15/2014	Common Stock	200,000	Moshe L. Maidar	$0.50 per share pursuant to Section 4(2)
12/19/2014	Common Stock	60,000	Ammon Mandelbaum	$0.50 per share pursuant to Section 4(2)
12/30/2014	Common Stock	460,000	Ofer Minrodi	$0.50 per share pursuant to Section 4(2)

The Registrant’s acceptance of the above subscriptions and the issuances of restricted Shares was in reliance upon the exemption from registration pursuant to Section 4(2) and Regulation S promulgated by the SEC under the Act.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

- Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

- Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

- Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

54

F-1

E-QURE CORP.

Balance Sheets

At September 30, 2017 (Unaudited) and December 31, 2016

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash	$15,653	$292,976
Other assets and prepaid expenses	89,382	115,132
Total current assets	105,035	408,108

Total Assets	$105,035	$408,108

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable - trade	$161,269	$1,564
Notes payable - related party	108,242	-
Total current liabilities	269,511	1,564

Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 500,000,000 shares authorized; and 22,237,745 issued and outstanding at September 30, 2017 and 22,012,562 at December 31, 2016	222	220
Additional paid in capital	31,321,131	31,171,843
Stock payable	21,000	-
Accumulated deficit	(31,506,829)	(30,765,519)
Total stockholders’ equity (deficit)	(164,476)	406,544
Total Liabilities and Stockholders’ Equity (Deficit)	$105,035	$408,108

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-2

E-QURE CORP.

Statements of Operations

For the Three and Nine Month Periods Ended September 30, 2017 and 2016

(Unaudited)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Revenues	$-	$-	$-	$-

Expenses
General and administrative	141,155	206,069	539,984	655,456
Research and development	26,207	133,333	198,339	179,090
Total	167,362	339,402	738,323	834,546

(Loss) from operations	(167,362)	(339,402)	(738,323)	(834,546)
Income tax	-	-	-	-

Other expenses:
Interest expense	(2,987)	-	(2,987)	-
Total other expenses	(2,987)	-	(2,987)	-

Net loss	$(170,349)	$(339,402)	$(741,310)	$(834,546)

Basic and diluted per share amount:
Basic and diluted net loss	$(0.01)	$(0.02)	$(0.03)	$(0.04)

Weighted average shares outstanding (basic and diluted)	22,411,263	22,012,562	22,146,903	22,012,562

See Notes to Unaudited Interim Financial Statements.

F-3

E-QURE CORP.

Statements of Cash Flows

For the Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	For the nine	For the nine
	months ended	months ended
	September 30, 2017	September 30, 2016

Cash flows from operating activities:
Net loss	$(741,310)	$(834,546)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	107,176	345,107
Shares for services	60,127	-
Imputed interest	2,987	-
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	20,750	-
(Increase) decrease in accounts receivable	5,000	-
Increase (decrease) in accounts payable and accrued expenses	159,705	45,360
Cash used in operating activities	(385,565)	(444,079)

Cash flow from financing activities:
Proceeds from notes payable - related parties	108,242	-
Cash provided by financing activities	108,242	-

Change in cash	(277,323)	(444,079)
Cash - beginning of period	292,976	880,639
Cash - end of period	$15,653	$436,560

See Notes to Unaudited Interim Financial Statements.

F-4

E-Qure Corp.

Notes to Unaudited Financial Statements

September 30, 2017

1. The Company and Significant Accounting Policies

Organizational Background : E-Qure Corp. f/k/a ADB International Group, Inc., (“ EQURE” or the “Company”) is a Delaware corporation with offices in Israel. E-QURE CORP. (“EQURE”) owns IP of innovate technology of wound healing device (BST).

Basis of Presentation:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception.

Significant Accounting Policies

Use of Estimates :

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents :

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of September 30, 2017 and December 31, 2016.

Property and Equipment :

New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

F-5

Valuation of Long-Lived Assets :

We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock-Based Compensation :

Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s common stock , the estimated volatility of the Company’s common stock , the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock :

We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments :

FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At September 30, 2017 and December 31, 2016, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements :

The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Other inputs that are observable, directly or indirectly, such as quoted prices for similar assets and liabilities or market corroborated inputs.

Level 3: Unobservable inputs are used when little or no market data is available, which requires the Company to develop its own assumptions about how market participants would value the assets or liabilities. The fair value hierarchy gives the lowest priority to Level 3 inputs.

F-6

In determining fair value, the Company utilizes valuation techniques in its assessment that maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents the Company’s financial assets and liabilities that are carried at fair value, classified according to the three categories described above:

Fair Value Measurements at September 30, 2017

		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
	$-	$-	$-	$-

Fair Value Measurements at December 31, 2016

		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
	$-	$-	$-	$-

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the periods ended September 30, 2017 and December 31, 2016, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Earnings per Common Share :

We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes :

We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

F-7

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions :

The Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN No. 48”) which was effective for the Company on January 1, 2007. FIN No. 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2008. We are not under examination by any jurisdiction for any tax year. At September 30, 2017, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

In May 2017, the FASB issued Update 2017-09 - Compensation - Stock Compensation (Topic 718): Effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. Early adoption is permitted. This adoption is not expected to have a material impact on our financial position or results of operations.

F-8

In February 2017, FASB issued Update 2017-06 - Plan Accounting: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965): Employee Benefit Plan Master Trust Reporting (a consensus of the Emerging Issues Task Force). Under Topic 960, investments in master trusts are presented in a single line item in the statement of net assets available for benefits. Similar guidance is not provided in Topic 962 or 965, which has resulted in diversity in practice. For each master trust in which a plan holds an interest, the amendments in this Update require a plan’s interest in that master trust and any change in that interest to be presented in separate line items in the statement of net assets available for benefits and in the statement of changes in net assets available for benefits, respectively. Topics 960 and 962 require plans to disclose their percentage interest in the master trust and a list of the investments held by the master trust, presented by general type, within the plan’s financial statements. Stakeholders said that the disclosure can be misleading when the plan has a divided interest in the individual investments of the master trust (that is, when the plan has a specific, rather than a proportionate, interest in the master trust). The amendments in this Update remove the requirement to disclose the percentage interest in the master trust for plans with divided interests and require that all plans disclose the dollar amount of their interest in each of those general types of investments, which supplements the existing requirement to disclose the master trust’s balances in each general type of investments. Early adoption is permitted. This adoption is not expected to have a material impact on our financial position or results of operations.

In the opinion of management, the information furnished in these interim financial statements reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the nine -month periods ended September 30, 2017 and 2016. All such adjustments are of a normal recurring nature. The Financial Statements do not include some information and notes necessary to conform to annual reporting requirements.

2. Stockholders’ Equity

Common Stock

We are currently authorized to issue up to 500,000,000 shares of $0.00001 par value common stock. All issued shares of common stock are entitled to vote per share basis.

Recent Issuances of Common Stock During the Period ended September 30, 2017:

On April 20, 2017, we issued 225,000 shares valued at $39,128 using the share price on the date of grant to two consultants for services provided. During the three months ended June 30, 2017, we authorized the issuance of 75,000 additional shares to the same two consultants valued at $0.14 or $21,000, which was recorded as stock payable.

Recent Issuances of Common Stock During the Period ended September 30, 2016:

During the nine months ended September 30, 2016, we did neither issue any shares nor receive any stock receivable.

Stock Options

On January 1, 2015, the board of director approved the 2015 Employee Incentive Plan. The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan is 5,000,000 shares of Common Stock. On January 1, 2015, the Company granted options as follows under its 2015 Employee Incentive Plan: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant’s Common Stock (“Option Shares”) at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Ohry SAB Agreement”). Provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Weiner SAB Agreement”). Provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter; and (iii) Michel Sessler was granted options to purchase 150,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Sessler SAB Agreement”). Provided the Sessler SAB Agreement remains in effect, 45,000 Option Shares shall vest July 1, 2015 and the remaining 105,000 Option Shares shall vest at the rate of 15,000 Option Shares per quarter on the first day of each consecutive quarter.

F-9

Following is a table summarizing options still outstanding and exercisable along with exercise price and range of remaining term.

Type	Quantity	Exercise Price	Term
Avi Ohry	250,000	$1.00	24 Months
Dr. Ben Zion Weiner	350,000	$1.00	24 Months
Michael Sessler	150,000	$1.00	24 Months
Total	750,000

During the nine months ended September 30, 2017 and the year ended December 31, 2016, we expensed $107,176 and $859,761, respectively, in relation to options granted. As of September 30, 2017, the options below are fully vested.

Options
Outstanding at December 31, 2014	-
Granted	750,000
Exercised	-
Outstanding at December 31, 2015	750,000
Granted	-
Exercised	-
Outstanding at December 31, 2016	750,000
Granted	-
Exercised	-
Outstanding at September 30, 2017	750,000

3. Related Party Transactions

During the nine months ended September 30, 2017, we received a loan of $57,172 from the chairman of the board to help finance the Company. The imputed interest on the loan is 10% and the principal and accrued interest is due on demand. As of September 30, 2017 and December 31, 2016, the Company recorded $2,287 and $0, respectively, in imputed interest which is included under additional paid-in capital.

During the nine months ended September 30, 2017, we received two loans from two directors totaling $51,070 to provide working capital for the Company. The imputed interest on the loan is 10% and the principal and accrued interest is due on demand. As of September 30, 2017 and December 31, 2016, the Company recorded $700 and $0, respectively, in imputed interest which is included under additional paid-in capital.

On January 1, 2015, the board of director approved the 2015 Employee Incentive Plan. The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan is 5,000,000 shares of Common Stock. On January 1, 2015, the Company granted options as follows under its 2015 Employee Incentive Plan: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant’s Common Stock (“Option Shares”) at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Ohry SAB Agreement”). Provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Weiner SAB Agreement”). Provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter; and (iii) Michel Sessler was granted options to purchase 150,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Sessler SAB Agreement”). Provided the Sessler SAB Agreement remains in effect, 45,000 Option Shares shall vest July 1, 2015 and the remaining 105,000 Option Shares shall vest at the rate of 15,000 Option Shares per quarter on the first day of each consecutive quarter. See also footnote 2 above.

F-10

4. Prepaid Expense and Other Receivables

As of September 30, 2017, the Company has $31,566 in prepaid expenses representing prepaid legal services to legal consultant pursuant to an arrangement with the Company’s legal consultant, of which $5,250 in legal services have been provided subsequent to September 30, 2017.

As of September 30, 2017, the Company has $57,816 in Other Receivables from the Company’s legal consultant, of which approximately $6,500 has been paid to or for the benefit of the Company subsequent to September 30, 2017.

5. Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

6. Subsequent Events

There were no subsequent events following the period ended September 30, 2017 through the date the financial statements were issued that would materially affect the financial statements.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-QURE Corp.
New York, NY

We have audited the accompanying balance sheets of E-Qure Corp. (the “Company”) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Qure Corp. as of December 31, 2016 and 2015 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
March 31, 2017

F-12

E-QURE CORP.

Balance Sheets

At December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash	$292,976	$880,639
Other receivable	62,816	-
Prepaid expenses	52,316	-
Total current assets	408,108	880,639

Total Assets	$408,108	$880,639

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable - trade	$1,564	1,564
Total current liabilities	1,564	1,564

Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 500,000,000 shares authorized; and 22,012,562 issued and outstanding at December 31, 2016 and 2015	220	220
Additional paid in capital	31,171,843	30,770,545
Common stock subscription receivable	-	(100,000)
Accumulated deficit	(30,765,519)	(29,791,690)
Total stockholders’ equity	406,544	879,075
Total Liabilities and Stockholders’ Equity	$408,108	$880,639

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-13

E-QURE CORP.

Statements of Operations

For the Years Ended December 31, 2016 and 2015

	December 31, 2016	December 31, 2015

Revenues	$-	$-

Expenses
General and administrative	(912,627)	(929,421)
Research and development	(342,602)	(191,739)
Total	(1,255,229)	(1,121,160)

(Loss) from operations	(1,255,229)	(1,121,160)

Other income (expense)
Gain on legal settlement	281,400	-
Total other income (expense)	281,400	-
Total expenses	(973,829)	(1,121,160)

Loss from continuing operations before income tax	(973,829)	(1,121,160)
Income tax	-	-

Net loss	$(973,829)	$(1,121,160)

Basic and diluted per share amount:
Basic and diluted net loss	$(0.04)	$(0.05)

Weighted average shares outstanding (basic and diluted)	22,012,562	22,012,562

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-14

E-QURE CORP.

Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2016 and 2015

			Common			Total
	Common		Stock Subscription	Additional Paid-in	Accumulated	Stockholders Equity’
	Shares	Amount	Receivable	Capital	Deficit	(Deficit)
Balance at December 31, 2014	22,012,562	$220	$(270,000)	$30,312,082	$(28,670,530)	$1,371,772
Stock-based compensation	-	-	-	458,463	-	458,463
Loss on stock receivable	-	-	170,000	-	-	170,000
Net loss	-	-	-	-	(1,121,160)	(1,121,160)
Balance at December 31, 2015	22,012,562	$220	$(100,000)	$30,770,545	$(29,791,690)	$879,075
Stock-based compensation	-	-	-	401,298	-	401,298
Loss on stock receivable	-	-	100,000	-	-	100,000
Net loss	-	-	-	-	(973,829)	(973,829)
Balance at December 31, 2016	22,012,562	$220	$-	$31,171,843	$(30,765,519)	$408,108

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-15

E-QURE CORP.

Statements of Cash Flows

For the Years Ended December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net loss	$(973,829)	$(1,121,160)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	401,298	458,463
Loss on stock receivable	100,000	-
Changes in assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	-	(3,500)
(Increase) in accounts receivable	(62,816)	-
(Increase) in prepaid expenses	(52,316)	-
Cash used in operating activities	(587,663)	(666,197)

Cash flow from financing activities:
Proceeds from issuance of Common Stock	-	170,000
Cash provided by financing activities	-	170,000

Change in cash	(587,663)	(496,197)
Cash - beginning of year	880,639	1,376,836
Cash - end of year	$292,976	$880,639

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-16

E-Qure Corp.

Notes to Financial Statements

December 31, 2016

1. The Company

Organizational Background:

Organizational Background: E-Qure Corp., (“EQUR” or the “Company”) is a Delaware corporation with a mailing address in New York, NY and offices in Israel.

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2016, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents:

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2016 or 2015.

Accounts Receivable:

Receivable consist primarily of other receivables, which is a balance due from a service provider to the Company. The Company does not need to provides an allowance for doubtful receivables. The allowance for doubtful other receivables was $0 as of December 31, 2016 and 2015 as we believe all of our receivables are fully collectable.

Prepaid Expenses

Prepaid expenses consist primarily of payments made for legal expenses to be earned and expensed during 2017.

Stock Based Compensation:

Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company’s Common Stock, the estimated volatility of the Company’s Common Stock, the exercise price of the warrants and the risk free interest rate.

F-17

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock:

We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with FASB ASC 815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Fair Value of Financial Instruments:

FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2016 and 2015, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements:

The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

- Quoted prices for similar assets or liabilities in active markets;

- Quoted prices for identical or similar assets or liabilities in inactive markets;

- Inputs other than quoted prices that are observable for the asset or liability;

- Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The following table presents assets that were measured and recognize at fair value on December 31, 2016 and 2015 and the year then ended on a recurring basis:

Fair Value Measurements at December 31, 2016

		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets and liabilities at fair value	$-	$-	$-	$-

Fair Value Measurements at December 31, 2015

		Quoted Prices in Active	Significant Other	Significant
		Markets for Identical Assets	Observable Inputs	Unobservable Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
None	$-	$-	$-	$-
Total assets and liabilities at fair value	$-	$-	$-	$-

F-18

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the fiscal periods ended December 31, 2016 and 2015, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Earnings per Common Share:

We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred January 1, 2011.

Income Taxes:

We have adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset.

Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

F-19

Uncertain Tax Positions:

The Financial Accounting Standards Board issued Interpretation No. 740, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, Accounting for Income Taxes” (“FIN No. 740”) which was effective for the Company on January 1, 2007. ASC No. 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC No. 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2007. We are not under examination by any jurisdiction for any tax year. At December 31, 2016, we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under ASC 740.

Recently Issued Accounting Pronouncements

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805) (“ASU 2015-16”). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company’s consolidated financial statements.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date (“ASU 2015-14”). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) (“ASU 2015-03”), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

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2. Stockholders’ Equity

Common Stock

We are currently authorized to issue up to 500,000,000 shares of $0.00001 par value Common Stock. All issued shares of Common Stock are entitled to vote on a 1 share/1 vote basis. On May 12, 2014 the Board approved a 1 for 100 reverse split of the Common Stock. In conjunction with the reverse split the Company domiciled from New Jersey to Delaware.

Issuances of Common Stock and Common Stock Receivable in 2015:

During the three months ended March 31, 2015, we received $70,000 in stock receivable. During the three months ended June 30, 2015, we received $100,000 in stock receivable.

Issuances of Common Stock and Common Stock Receivable in 2016:

During the year ended December 31, 2016, we did not issue any shares of Common Stock. The Company decided to write off its remaining outstanding balance of $100,000 in stock receivable because it was deemed to be uncollectible.

Preferred Stock

We are currently authorized to issue up to 20,000,000 shares of $0.00001 par value preferred stock. Effective December 31, 2007 the board of directors approved the cancellation of all previously issued preferred shares and approved the cancellation and extinguishment of all common and preferred share conversion rights of any kind, including without limitation, warrants, options, convertible debt instruments and convertible preferred stock of every series and accompanying conversion rights of any kind. There are no preferred shares outstanding as of December 31, 2016 and 2015.

Stock Options

On January 1, 2015, the Company authorized the adoption of the 2015 Employee Incentive Plan.

Stock Option Grants

On January 1, 2015, the board of director approved the 2015 Employee Incentive Plan. The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan is 5,000,000 shares of Common Stock. On January 1, 2015, the Company granted options as follows under its 2015 Employee Incentive Plan: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant’s Common Stock (“Option Shares”) at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Ohry SAB Agreement”). Provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Weiner SAB Agreement”). Provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter; and (iii) Michel Sessler was granted options to purchase 150,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Sessler SAB Agreement”). Provided the Sessler SAB Agreement remains in effect, 45,000 Option Shares shall vest July 1, 2015 and the remaining 105,000 Option Shares shall vest at the rate of 15,000 Option Shares per quarter on the first day of each consecutive quarter.

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Following is a table summarizing options still outstanding and exercisable along with exercise price and range of remaining term.

Type	Quantity	Exercise Price	Term
Avi Ohry	250,000	$1.00	24 Months
Dr. Ben Zion Weiner	350,000	$1.00	24 Months
Michael Sessler	150,000	$1.00	24 Months
Total	750,000

During the years ended December 31, 2016 and 2015, we expensed $401,298 and $458,463,respectively, in relation the options granted above.

3. Related Party Transactions

On January 1, 2015, the board of director approved the 2015 Employee Incentive Plan. The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan is 5,000,000 shares of Common Stock. On January 1, 2015, the Company granted options as follows under its 2015 Employee Incentive Plan: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant’s Common Stock (“Option Shares”) at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Ohry SAB Agreement”). Provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Weiner SAB Agreement”). Provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter; and (iii) Michel Sessler was granted options to purchase 150,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Sessler SAB Agreement”). Provided the Sessler SAB Agreement remains in effect, 45,000 Option Shares shall vest July 1, 2015 and the remaining 105,000 Option Shares shall vest at the rate of 15,000 Option Shares per quarter on the first day of each consecutive quarter. See also Note 2 above. We expensed $401,298 and $458,463, respectively, in relation to the option granted.

4. Prepaid Expenses

	December 31
	2016	2015
Legal expenses	$52,316	$-
Total prepaid expenses Net deferred asset	$52,316	$-

5. Taxes

We have adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management’s estimate of the probability of the realization of these tax benefits. Our net operating loss carryovers incurred prior to 2008 considered available to reduce future income taxes were reduced or eliminated through our recent change of control (I.R.C. Section 382(a)) and the continuity of business limitation of I.R.C. Section 382(c).

We have a current operating loss carry-forward of $3,665,369 resulting in deferred tax assets of $1,282,879. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

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Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

	December 31
	2016		2015
Individual components giving rise to the deferred tax assets are as follows:	$		$
Future tax benefit arising from net operating loss carryovers		1,282,879		1,082,493
Less valuation allowance		(1,282,879)		(1,082,493)
Net deferred asset		$-		$-

The Company is not under examination by any jurisdiction for any tax year. Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2008.

6. Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

7. Commitments and Contingencies

During 2016, the Company had filed a lawsuit against one of its suppliers for lack of services perfomed. During October 2016, the Company signed with the supplier a confidential settlement agreement. Pursuant to the agreement, the supplier was obligated to pay the Company $281,400, which was paid during October 2016.

8. Subsequent Events

There were no subsequent events following the year ended December, 31, 2016 through the date the financial statements were issued that would materially affect the financial statements.

F-23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

In January 2014, Mr. Weissberg negotiated with Lifewave Ltd., a public company organized under the laws of the State of Israel, for the purpose of acquiring certain of Lifewave’s IP assets pertaining to a wound healing device. The Registrant signed a patent purchase agreement with Lifewave on January 6, 2014 (the “Agreement”), the closing of which was subject to several material conditions, including our ability of raising equity capital sufficient to develop and commercially exploit the technology.

On June 4, 2014, we completed the purchase of all right, title and interest to certain IP assets, including rights to a wound treatment device. The IP assets, including the wound healing device, acquired by the Registrant are designed for wound treatment incorporating Bioelectrical Signal Therapy (“BST Device”). The BST Device implements patented and proprietary electrical stimulation technologies to treat hard-to-cure wounds and ulcers down to complete closure and/or cure.

Pursuant to the Agreement, the Registrant has agreed to pay Lifewave a royalty of from 10% to 20% of the profits (as defined in the Agreement) generated from the BST Device.

On June 6, 2014, the Company entered into an agreement with Austen Biolnnovation Institute (“ABIA”), for purpose of ABIA: (i) obtaining an Investigational Device Exemption (IDE) approval from the FDA; and (ii) conducting a clinical trial for the Registrant’s BST Device, a prerequisite for securing FDA approval in the U.S. market. After determining that ABIA was unable, because of substantial financial difficulties and key personnel losses, to perform its obligation, we demanded that ABIA fully-refund the monies paid to ABIA. We subsequently commenced a lawsuit against ABIA. The Company signed a settlement agreement with ABIA from which it received $300,000 in satisfaction of all claims against ABIA.

The Company engaged IMARC Research Inc. to provide a broad range of services related to its BST Device and the FDA application process. On October 14, 2016, the Company received notification from FDA that it has granted conditional approval to the IDE application, authorizing us to commence a clinical investigation of our BST Device for wound healing. We are dependent upon the success of our FDA application for us to be able to market our BST Device in the U.S.

The Company’s success is dependent upon the successful FDA clinical trial of its BST Device. The Device may need additional development and may never achieve safety or efficacy. The Company believes that its design and procedure show promise, but the path to commercial The Company’s success is dependent upon the successful FDA clinical trial of its BST Device. The Device may need additional development and may never achieve safety or efficacy. The Company believes that its design and procedure show promise, but the path to commercial success, even if development milestones are met, may take more time and might be more costly.

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There are a number of potential obstacles the Company might face, including the following:

● We may not be able to raise additional funds we may need to complete the clinical trials.

● Competitors may develop alternatives that render BST Device redundant or unnecessary.

● We may not have a sufficient and sustainable intellectual property position.

● Our device may be shown to have harmful side effects or other characteristics that indicate it is unlikely to be safe and effective

● Our device may not receive regulatory approval.

● Even if our device receives regulatory approval, it may not be accepted by patients, the medical community or third-party payers.

During the year ended December 31, 2016, the Registrant did not raise any equity and debt capital.

Recent Developments

Effective October 15, 2014, through our wholly-owned Israeli subsidiary, ESQURE, we entered into an Asset Purchase Agreement with Michael Cohen. We purchased all of Mr. Cohan’s assets (the “Seller’s Assets”) related to our BST Device for 875,000 restricted shares of Common Stock valued at $350,000. The Seller’s Assets settled a subscription receivable under a previous subscription agreement for the same number of shares. Pursuant to the terms of the Asset Purchase Agreement, we purchased all of Seller’s Assets related to our BST Device.

On December 28, 2014, the Registrant entered into a preliminary distribution agreement with Rubifarm S.A., an entity organized under the laws of Argentina (“Rubifarm”), which agreement is subject to approval by the regulatory authorities of Argentina. At the date of regulatory approval, which is anticipated during the 4th quarter of 2015, a definitive agreement will be executed and filed with the SEC. The agreement contemplates that Rubifarm will be granted exclusive distribution rights for the BST Device™ in Argentina for an initial term of 5 years subject to Rubifarm meeting a minimum purchase quota of $1.5 million during the initial 5-year term in order to retain its exclusivity.

On July 30, 2015, the Company reported that it entered into an exclusive distribution agreement (the “Distribution Agreement”) with Chemipal Ltd, a closely-held Tel-Aviv Stock Exchange listed company organized under the laws of the State of Israel (“Chemipal”). Chemipal has been actively engaged in the distribution of medical products in srael since 1941. Under the Distribution Agreement, the Registrant has granted Chemipal exclusive distribution rights to the BST Device and the accompanying disposable electrodes (sometimes collectively, the “Products”) in Israel for an initial 5 year term, subject to Chemipal satisfying a minimum purchase quota of $3 million during the term.

On December 18, 2015, the Registrant confirmed certain information that it had received from ABIA stating that it had sustained financial difficulties and key personnel losses that would adversely a ffect its ability to perform under the Agreement on a timely basis, if at all. As a result, the Registrant requested that ABIA fully refund the monies paid to ABIA under the Agreement.

In May 2016, the Company commenced legal action against ABIA in the Supreme Court of the State of New York, New York County alleging the breach of contract against ABIA of the Clinical Trial Agreement dated June 5, 2014 (the “CTA”) based upon, among other reasons: (i) the failure of ABIA to commit sufficient personnel to the Company’s BST device project; (ii) misrepresenting the ability of its staff to perform its obligations under the CTA; (iii) failing to provide the FDA with adequate evidence to support the IDE applications and providing incorrect responses to the FDA; and (v) misappropriating the Company’s funds for use on other ABIA projects and expenses rather than in fulfillment of its contract obligations. The Lawsuit seeks approximately $475,000 in actual damages, representing the fees paid by the Company to ABIA, loss of profits in an amount not less than $3 million and reasonable attorneys’ fees and costs and expenses. During October 2016, the Company signed settlement agreement with ABIA on the amount of $300,000.

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The Company engaged IMARC Research Inc. to provide a broad range of services related to its BST Device and the FDA application process. On October 14, 2016, the Company received notification from FDA that it has granted conditional approval to the IDE application, authorizing us to commence a clinical investigation of our BST Device for wound healing. We are dependent upon the success of our FDA application for us to be able to market our BST Device in the U.S.

On July 18, 2016, the Company received the CE Certificate of Conformity and the ISO 13485 Certification. The CE Certification for our BST Wound Healing Device is a declaration that it complies with the requirements of the EU related to health, safety and environmental protections and acknowledges that the BST Device may be legally marketed in the EU. As a result, we are prepared to commence manufacturing and marketing for our BST Device in Europe as well as other non-European countries that accept the CE Certification. The ISO is the International Organization for Standardization, and represents that the company’s quality systems and procedures satisfies the requirements for a comprehensive quality management for the design and manufacture of medical devices.

On October 14, 2016, the Registrant received notification from FDA that it has granted conditional approval to the IDE application, authorizing us to commence a clinical investigation of our BST Device for wound healing. The main condition set forth is that the trial shall begin initially with 10 patients, after which we will file a safety report with the FDA before proceeding with the trial, which contemplates testing the BST Device with 90 patients altogether.

On January 8, 2017, the Registrant entered into a five-year distribution agreement (the “Distribution Agreement”) with TekMedica SAS, organized under the laws of Colombia (“TekMedica” or the “Distributor”). Pursuant to the Distribution Agreement, the Registrant granted TekMedica the exclusive rights to distribute the Registrant’s medical device for the treatment of chronic wounds (the “BST Device™”) and the accompanying disposable electrodes (sometimes collectively, the “Products”) in Colombia (the “Territory”). The Distribution Agreement provides that Registrant will provide Distributor with supplies of the BST Devicee and disposable electrode for treatment of patients in hospitals, long-term care facilities, medical centers and out-patient clinics. The Distributor will make an initial advance payment to be applied against the first year’s quota together with an initial order supported by a Letter of Credit with subsequent orders as part of the quota, as set forth in the Distribution Agreement, with minimum annual quota’s during the five-year term. The Distributor will be responsible for securing any product certification, permit, license or approval that may be required in the Territory for the marketing, sale, sublicensing and delivery and use of the BST Devise and Products in the Territory.

On February 20, 2017, the Registrant received the official certification from the Israeli Ministry of Health authorizing the use of the Registrant’s BST Device in Israel. The BST Device implements patented and proprietary electrical stimulation technologies to treat hard-to-cure wounds and ulcers down to complete closure and/or cure.

Results of Operations during the three months ended September 30, 2017 as compared to the three months ended September 30, 2016

We have not generated any revenues during the three month ended September 30, 2017 and 2016. We had operating expenses mainly related to general and administrative expenses and research and development expenses. During the three months ended September 30, 2017, we incurred a net loss from operations of $167,362 due to general and administrative expenses of $141,155 and research and development expenses of $26,207 as compared to a net loss from operation of $339,402 due to general and administrative expenses of $206,069 and research and development expenses of $133,333 in the same period in the prior year.

Our R&D expenses decreased by $107,126 or 80% during the three months ended September 30, 2017 as compared to the prior year mainly due to decreases expenses related to FDA approval for our BST device.

During the three months ended September 30, 2017 and 2016, we incurred interest expense of $2,987 and $0, respectively.

Results of Operations during the nine months ended September 30, 2017 as compared to the nine months ended September 30, 2016

We have not generated any revenues during the nine month ended September 30, 2017 and 2016. We had operating expenses mainly related to general and administrative expenses and research and development expenses. During the nine months ended September 30, 2017, we incurred a net loss from operations of $ 738,323 due to general and administrative expenses of $ 539,984 and research and development expenses of $ 198,339 as compared to a net loss from operation s of $ 834,546 due to general and administrative expenses of $ 655,456 and research and development expenses of $ 179,090 in the same period in the prior year.

Our R&D expenses increased by $ 19,249 or 11 % during the nine months ended September 30, 2017 as compared to the prior year mainly due to expenses related to FDA approval for our BST device.

During the nine months ended September 30, 2017 and 2016, we incurred interest expense of $2,987 and $0, respectively.

Results of Operations during the year ended December 31, 2016 as compared to the year ended December 31, 2015

We have not generated any revenues since inception. We had operating expenses mainly related to general and administrative expenses and research and development expenses. During the year ended December 31, 2016, we incurred $973,829 in net loss from operations due to general and administrative expenses of $912,627 and research and development expenses of $342,602 as compared to a net loss from operations of $1,121,160 due to general and administrative expenses of $929,421 and research and development expenses of $191,739 during the year ended December 31, 2015. During the year ended December 31, 2016, we recorded gain on a legal settlement in the amount of $281,400.

Our net loss from continuing operations during the years 2016 and 2015 were $973,829 and $1,121,160, respectively. We paid no income tax in 2016 and 2016.

Our research and development expenses increased by $150,863 or 79% during the year ended December 31, 2016 as compared to the prior year mainly due to the resource invested to the progress in FDA approval.

Liquidity, Capital Resources and Strategy

On September 30, 2017, we had total assets of $105,035 consisting of cash of $15,653 and other assets and prepaid expenses of $89,382. On December 31, 2016, we had total assets of $408,108, consisting of $292,976 in cash, $52,316 in prepaid expenses and accounts receivable of $62,816. We had total current liabilities of $269,511 as of September 30, 2017 consisting of $161,269 in accounts payable and $108,242 in notes payable to related party. We had current liabilities of $1,564 at December 31, 2016 consisting of accounts payable in the same amount. We had no long-term liabilities as of September 30, 2017 and December 31, 2016.

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We financed our negative cash flow from operations through cash on hand and $108,242 in loans from our chairman and two directors.

We used $385,565 in our operating activities during the nine months ended September 30, 2017, which was due to a net loss of $741,176 offset by stock-based compensation of $107,176, shares issued for services valued at $60,127, imputed interest of $2,987, a decrease in prepaid expenses of $20,750, a decrease in accounts receivable of $5,000 and an increase in accounts payable and accrued expenses of $159,705. We used $444,079 in our operating activities during the nine months ended September 30, 2016, which was due to a net loss of $834,546 offset by option expenses of $345,107 and an increase in accounts payable and accrued expenses of $45,360.

We financed our negative cash flow from operations during the nine months ended September 30, 2017 through a related party loans from our Chairman and two directors and cash on hand and during the nine months ended September 30, 2016 through cash on hand.

We had no investing activities during the nine months ended September 30, 2017 and 2016.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with an auditor’s going concern opinion for the years 2016 and 2015. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated.

The Company has reported a total accumulated deficit of $31,506,829 as of September 30, 2017 and $30,765,519 as of December 31, 2016.

As of September 30, 2017, the Company had $15,653 cash on hand and had negative working capital of $164,476.

We used $587,663 in our operating activities during the year 2016, which was due to a net loss of $973,829, increase in accounts receivable of $62,816, increase in prepaid expenses of $52,316, stock-based compensation of $401,298 and a loss on stock receivable of $100,000.

We used $666,197 in our operating activities during the year 2015, which was due to a net loss of $1,121,160 offset by stock-based compensation of $458,463 and a decrease in accounts payable and accrued expenses of $3,500. We financed our negative cash flow from operations in 2015 through the issuance of Common Stock of $170,000.

We had no investing activities during the years ended December 31, 2016 and 2015.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with an auditor’s going concern opinion for the years 2016 and 2015. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated.

As of December 31, 2016 and 2015, the Company had positive working capital of $406,544 and $879,075, respectively.

We believe that our current cash on hand of $ 15,653, as of September 30, 2017, may not be sufficient to meet our operating requirements throughout the ensuing twelve month period. If we are unable to manage our working capital requirements with funding received from our most recent equity capital raise, we may require additional financing at satisfactory terms and conditions, of which there can be no assurance, in order to satisfy its ongoing capital requirements for the next twelve months in order to execute our plan of operation as presently constituted.

We do not expect to generate cash flow from operations unless we receive FDA approval for our BST Device.

Our management believes that our operations will generate revenues in the US beginning of the second quarter of 201 8 . We expect that FDA approval for our BST Device will improve our ability to generate revenues from sales in other geographic areas. Our future ability to generate cash flows from operations will depend on the demand for our BST Device, as well as general economic, financial, competitive and other factors, many of which are beyond our control.

If and when we receive FDA approval of our BST Device, of which there can be no assurance, our business might not generate sufficient future cash flow in an amount sufficient to enable us to fund our liquidity needs, including working capital, capital expenditures, investments and other general corporate requirements.

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Availability of Additional Capital

We have no commitments or arrangements, formal or otherwise, from any person or entity to provide us with any additional capital. The Company may be unable to implement its present plan of operation and this could have a material adverse effect on our business, prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

As of September 30, 2017 and December 31, 2016 and 2015, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the years ended December 31, 2016 and 2015, and are included elsewhere in this annual report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present director and executive officer:

Name	Age	Title	Executive Officer Since
Ohad Goren	46	Chief Executive Officer	06/2014
Gal Peleg	39	Chief Financial Officer	08/2014
Ron Weissberg	58	Chairman	12/2013
Itsik Ben Yesha	64	Chief Technology Officer	06/2014
Dr. Michael Sessler	58	Director	08/2014

Ohad Goren, age 46, Chief Executive Officer. During the past five years, Mr. Goren has served in the following positions: from 2011 through 2013 Mr. Goren served as an advisor to several biot-ech and high-tech startup companies. During 2010 and 2011, Mr. Goren served as CEO of Pollogen Ltd., a private Israeli company engaged in the development, manufacture and marketing of medical aesthetic devices with sales in Europe, North and South America, and major Asian countries. Prior to joining Pollogen Ltd., during 2008 to 2009, Mr. Goren served as a consultant to start-down companies principally in the biotechnology and hi-tech industries. From 2005 through 2008, Mr. Goren was the CEO of Lifewave Ltd., a public Israeli company, where he had responsibility for Lifewave’s IPO, overseeing the development of its chronic wound treatment device and Lifewave’s regulatory compliance, among other duties. From 1997 to 2005 Mr. Goren served as the Marketing and Sales Manager of the Services Division of Oracle Corp., in Israel. From 1990 to 1997 Mr. Goren served as the Deputy Consul at the Israeli Embassy, Washington, D.C. Mr. Goren received his BA degree and his MBA degree from the University of Maryland, in the U.S.

Gal Peleg, age 39, Chief Financial Officer. On August 21, 2014, the Registrant appointed Mr. Gal Peleg as Chief Financial Officer, replacing Ron Weissberg, the Registrant’s Chairman and principal stockholder, who had served as interim CFO since December 27, 2013. Mr. Weissberg will continue to serve as Chairman of the Board of Directors.

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Mr. Peleg is a Certified Public Accountant. From 2007 to the present, Mr. Peleg served as Chief Financial Officer of Medical Life-Wave, a medical device company that was listed on the Tel-Aviv Stock Exchange (“TASE”). He was responsible for quarterly, annual and other reports filed with TASE, compliance with regulatory protocol and the rules and regulations under the Israeli securities laws. From January 2006 through October 2007, Mr. Peleg served as controller of Tescom Software System Ltd, a TASE listed, software testing company with worldwide operations and offices in Israel, United States and Singaport. From 2004 to 2006, Mr. Peleg served as controller of Internet Gold, a majority stockholder of BCOM Ltd., an Israeli company listed on NASDAQ and TASE. From 2001 to 2004, Mr. Peleg worked at Ernst & Young as Senior, Bio-Tech/Medical Device Section, providing audit services in accordance with US GAAP and Israeli GAAP.

Ron Weissberg, age 58, Chairman of the Board since December 27, 2013. From December 27, 2013 until June 5, 2014, Mr. Weissberg served as the Registrant’s CEO, on which latter date the Board of Directors appointed Ohad Goren as the CEO. In addition, from December 27, 2013 until August 21, 2014, Mr. Weissberg also served as the Registrant’s CFO, on which latter date the Board of Directors appointed Mr. Gal Peleg as CFO.

From May 2011 to the present, Mr. Weissberg has served as an executive officer and director of Bio-Light Israeli Life Sciences Investments Ltd, a public company listed on the Tel-Aviv Stock Exchange, engaged in the business of biomed innovation. From May 2003 to the present, Mr. Weissberg has been a director of Midroog Ltd., an Israeli Credit Rating Agency, a company engaged in the business of credit rating for the domestic Israeli market. From February 1988 to the present, Mr. Weissberg has been a director of The Israel Land Development Company Ltd (“ILDC”), a public company listed on the TASE, engaged in the business of owning and managing commercial real estate in Israel, Europe and Canada.

Since 2011, Mr. Weissberg has been ILDC’s Vice-Chairman. From 1994 until 2006, he was chairman of ILD Insurance Company Ltd, a public company engaged in the business of underwriting property, casualty and life insurance with total portfolio of approximately US$1 billion and 500 employees. ILD Insurance is listed on the TASE. From 1996 to 2000, Mr. Weissberg also served as its CEO. From June 2008 until October 2010, he was the CEO and a director of Portfolio Green Ltd., a public company listed on the TASE engaged in the business of Real Estate Development in the U.S.

The Registrant believes that Mr. Weissberg’s many years of experience as a senior executive officer and director of several successful public companies in a variety in industries, all of which have had far greater resources and operating history than the Registrant, together with his material equity position in the Registrant, renders him highly qualified to serve on the Registrant’s Board of Directors.

Itsik Ben Yesha, age 64, Chief Technology Officer and was a founder and a principal and involved in the Registrant’s efforts leading to the negotiations and closing of the above-referenced Patent Purchase Agreement. From 1991 through 2013, Mr. Ben Yesha was the founder and a partner of Hisense Ltd., an Israeli medical device company for respiratory monitoring devices for infants. He previously served as Executive Vice President of Lifewave Ltd. From 1998 to 2003 Mr. Ben Yesha was the Executive Vice President and VPL Division President with Valor Computerized Systems Ltd., a CAD/CAM Software company listed on the Frankfurt Stock Exchange and later acquired by Mentor Graphics (NASDAQ: MENT). From 1979 to 1997, Mr. Ben Yesha served in Tadiran Telecom Group in various rolls, starting as a R&D engineer, designing computerized electronic exchanges (Tadex, Coral), and finally serving as the CFO of Tadiran Wireless Telecom division, bringing it from $0 to $50 million in annual sales within 3 years.

Dr. Michael Sessler, age 58, Director. Dr. During the last 22 years, Dr. Sessler has been actively engaged in business development. From 1992 through 2009, Dr. Sessler was the director of business development for the Electra Consumer Products subsidiary of Elco Group (ELCO), a listed public company on the Tel-Aviv Stock Exchange (“TASE”) with total assets in excess of $1.3 billion and net revenues in excess of $1.9 billion in 2013. During his tenure at ELCO, Dr. Sessler also established and managed new ELCO businesses in Europe, Asia, South America and Australia and also served as Senior Vice President of Electra Group until 2009.

Since 2009, Dr. Sessler has been a managing director of Allsons Ltd., an investment company with assets in Europe and Israel. During the past 5 years, Dr. Sessler has also been member of the board of directors of The Leser Group Ltd., a private New York-based real-estate development company with bonds traded on the TASE and over $130 million in assets.

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Dr. Sessler is a qualified and experienced BOD member due to his experience in developing and managing major subsidiaries of public companies, working in challenging domestic and international markets, as well as his experience in introducing new products to a wide variety of markets, together with his ability to manage and oversee manufacturing control processes. In the opinion of the Company’s management and board of directors,Dr. Sessler is a highly qualified professional to serve as a member of the Company’s board of directors.

Dr. Sessler is a medical doctor, having received is MD from the Medical University of Rome, Italy under the guidance of Prof. Rita Levi Montalccini, Nobel Prize winner in Physiology/Medicine in 1986.

Director Independence. In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that Dr. Michael Sessler is independent.

NASDAQ Rule 4200. The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Directors’ Term of Office. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee. We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Code of Ethics. We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the third quarter of 2016.

Potential Conflicts of Interest. Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight. The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings. We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Section 16(a) Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its executive officers, directors and ten percent (10%) shareholders have not filed reports required to be filed under Section 16(a).

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EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

For the three fiscal years ended December 31, 2016, 2015 and 2014, we did not pay any compensation to our executive officers, nor did any other person receive a total annual salary and bonus exceeding $100,000.

Director’s Compensation

Our directors are not entitled to receive compensation for service rendered to us or for meeting(s) attended except for reimbursement of out-of-pocket expenses. There is no formal or informal arrangements or agreements to compensate employee directors for service provided as a director; however, compensation for new non-employee directors is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Employment Contracts

We have employment agreements in place with our CEO and CTO. Any future compensation will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.

Outstanding Equity Awards

There were no equity awards outstanding as of the end the year ended December 31, 2016.

Option Grants

On January 1, 2015, the board of director approved the 2015 Employee Incentive Plan. The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan is 5,000,000 shares of Common Stock. On January 1, 2015, the Company granted options as follows under its 2015 Employee Incentive Plan: (i) Professor Ohry was granted options to purchase 250,000 shares of the Registrant’s Common Stock (“Option Shares”) at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Ohry SAB Agreement”). Provided the Ohry SAB Agreement remains in effect, 75,000 shares shall vest July 1, 2015, and the remaining 175,000 Option Shares shall vest at the rate of 25,000 Option Shares per quarter on the first day of each consecutive quarter; (ii) Dr. Ben Zion Weiner was granted options to purchase 350,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Weiner SAB Agreement”). Provided the Weiner SAB Agreement remains in effect, 105,000 Option Shares shall vest July 1, 2015 and the remaining 245,000 Option Shares shall vest at the rate of 35,000 Option Shares per quarter on the first day of each consecutive quarter; and (iii) Michel Sessler was granted options to purchase 150,000 Option Shares at an exercise price equal to one dollar ($1.00) per Option Share. The Option Shares shall vest pursuant to the terms of a Scientific Advisory Board Agreement dated January 1, 2015 (the “Sessler SAB Agreement”). Provided the Sessler SAB Agreement remains in effect, 45,000 Option Shares shall vest July 1, 2015 and the remaining 105,000 Option Shares shall vest at the rate of 15,000 Option Shares per quarter on the first day of each consecutive quarter.

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Following is a table summarizing options still outstanding and exercisable along with exercise price and range of remaining term.

Type	Quantity	Exercise Price	Term
Avi Ohry	250,000	$1.00	24 Months
Dr. Ben Zion Weiner	350,000	$1.00	24 Months
Michael Sessler	150,000	$1.00	24 Months
Total	750,000

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the years ended December 31, 2016 and 2015 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below discloses any person (including any “group”) who is known to the Registrant to be the beneficial owner of more than five (5%) percent of the Registrant’s Common Stock securities and the beneficial ownership of Registrant’s director and executive officer. As of September 30 , 2017, the Registrant had 22,237,745 shares of Common Stock issued and outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Owned
Ohad Goren, CEO
31 Nahal Ga’aton Street, Modiin, 71700, Israel	1,150,000	5.17%
Gal Peleg, CFO
11 Yosef Nakar Street, Petach Tikva, Israel	0	0%
Ron Weissberg, Chairman
7 Hamitnachalim Street, Savyon, Israel	3,545,624	15.94%
Itsik Ben Yesha, Chief Technology Officer
126 Alon Street, Shilat, 73188, Israel	1,600,000	7.27%
Dr. Michael Sessler, Director
50 Hagiva Street, Savyon, Israel	0	0%
Yochanan Korman, Shareholder
13 Haprahim Street, Ramat Hasharon, Israel	1,115,740	5.01%
Director and Officer (4 people)	6,295,624	28.31%

(1) Applicable percentage ownership is based on 22,237,745 shares of Common Stock outstanding as of September 30 , 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of September 6, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions During the Last Two Fiscal Years

There have been no related party transactions during the last two fiscal years.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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E-QURE CORP.

5,559,436 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is January __, 2018

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$129
Transfer Agent Fees	$-
Accounting fees and expenses	$1,000
Legal fees and expense	$43,871
Miscellaneous	$-
Total	$45,000

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our by-laws provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

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Item 15. Recent Sales of Unregistered Securities

Issuances of Common Stock during the nine months ended September 30, 2017:

On April 20, 2017, we issued 225,000 shares valued at $39,128 using the share price on the date of grant to two consultants for services provided. During the three months ended June 30, 2017, we authorized the issuance of 75,000 additional shares to the same two consultants valued at $0.14 or $21,000, which was recorded as stock payable.

Issuances of Common Stock in 2016:

During the year ended December 31, 2016, we did not issue any restricted stock.

Issuances of Common Stock and Common Stock Receivable in 2015:

During the three months ended March 31, 2015, we received $70,000 in stock receivable. During the three months ended June 30, 2015, we received $100,000 in stock receivable.

Issuances of Common Stock in 2014:

During the period from February 2014 through April 2014, the Registrant issued convertible notes to the accredited investors set forth below. In May 2014, each of the investors set forth in the table below agreed to convert their respective notes into an aggregate of 5,016,062 restricted shares of Common Stock, at the conversion rates of their respective notes.

Name	Date of Conversion	Conversion Rate	Common Stock Issued
Itzchak Shrem	5/14/2014	$0.05	247,000
Lavi Krasney	5/13/2014	$0.03	543,000
Amir Uziel	5/13/2014	$0.05	542,000
Kfir Silberman	5/13/2014	$0.03	820,000
Eli Yoresh	5/13/2014	$0.05	271,000
Ohad Goren	5/18/2014	$0.01	1,150,000
Itsik Ben Yesha	5/18/2014	$0.01	1,350,000
Leetal Weissberg	5/17/2014	$0.05	93,062

Each of the Note Holders set forth below, other than Ron Weissberg, acquired their respective Notes as assignees of Ron Weissberg, our Chairman and CFO. The Registrant issued the original convertible note in the principal amount of $71,345 to Mr. Weissberg on December 23, 2013. The note was convertible at a price of $1,00 per share. Each of the individuals listed in the table represented to the Registrant and to Mr. Weissberg their status as “accredited investors.”

Name	Date of Conversion	Amount of Note in US$	Common Stock Issued
Yochanan Korman	5/28/2014	14,000	1,400,000
Yoav Korman	5/28/2014	10,000	1,000,000
Gerald Yaffe	5/28/2014	10,200	1,020,000
Zeev Berr	5/28/2014	2,500	250,000
Yehiel Weitzman	5/28/2014	250	25,000
Ishai Birenboim	5/30/2014	2,250	225,000
Jacob Dery	5/28/2014	1,875	187,500
Benny Menashe	5/28/2014	750	75,000
Eli Shlush	6/27/2014	188	18,750
Sigal Tidhar	6/27/2014	188	18,750
Benzi Weiner	5/30/2014	255	25,500
Bracha Yaffe*	5/28/2014	9,963	996,250
Ori Martin Rafaelowitz*	5/28/2014	9963	996,250
Ron Weissberg	5/28/2014	11,536	1,153,600
* U.S. residents		Total	7,391,600

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The Investors set forth in the following table subscribed for restricted shares of the Registrant’s Common Stock at a price of $0.40 per share during the first week of June 2014, with the express understanding that the certificates evidencing the shares would not be issued until the Effective Date of the Registrant’s redomicile from the State of New Jersey to the State of Delaware and the implementation of the one-for-one hundred (1:100) reverse split. The Effective Date was August 4, 2014.

Investor’s Name	Amount in US$	Shares Issued
Michael Cohen	BST assets valued at 350,000	875,000
Aryeh Deri	300,000	750,000
Ron Weissberg	150,000	375,000
Daniel Lavi	100,000	250,000
Itshak Ben Yesha	100,000	250,000
Pansk Assets A.Y. Ltd (1)	100,000	250,000
Short Trade Ltd. (2)	100,000	250,000
Eli Shlush	75,000	187,500
Sigal Tidhar	75,000	187,500
Daniel Younisian	60,000	150,000
Yael Berant	60,000	150,000
Yehoshua Abramovitz	60,000	150,000
Yochanan Korman	60,000	150,000
Yoel Yogev	60,000	150,000
Attribute Ltd (3)	50,000	125,000
Avdinco Ltd (4)	50,000	125,000
Ben-Zion Weiner	50,000	125,000
Emanuel Kronitz	50,000	125,000
Moshe Manor	50,000	125,000
Boruj Tenembounm	50,000	125,000
R. P. Holdings (1992) Ltd (5)	50,000	125,000
Menashe Arnon	40,000	100,000
Ofer Maimon	40,000	100,000
Yaelle Schnitzer	40,000	100,000
Dor Noy	36,000	90,000
Adi Mantsura	30,000	75,000
Assaf Hadar	30,000	75,000
Avital Roy Group Ltd (6)	30,000	75,000
Benny Menache	30,000	75,000
Boaz Raam	30,000	75,000
HeliCon Knan (1989) Ltd (7)	30,000	75,000
Ishai Birenboim	30,000	75,000
Jacob Blau	30,000	75,000
Kai Otherthinking Ltd (8)	30,000	75,000
Moshe Datz	30,000	75,000
Ron Bentsur*	30,000	75,000
Sharon Brimer	30,000	75,000
Shlomi Shabat Hafakot Ltd (9)	30,000	75,000
Shmuel Pasternack	22,000	55,000
Zvi Weil	15,000	37,500
Amir Fischler	12,000	30,000
* U.S. residents	Total	6,437,500

(1) The principal of this entity is Yehuda Zadik, a resident of Israel.

(2) The principal of this entity is Shlomo Noyman, a resident of Israel.

(3) The principal of this entity is Itzhak Shrem, a resident of Israel.

(4) The principal of this entity is Avner Cohen, a resident of Israel.

(5) The principal of this entity is Rubin Zimmerman, a resident of Israel.

(6) The principal of this entity is Shlomi Avital, a resident of Israel.

(7) The principal of this entity is Roni Brown, a resident of Israel.

(8) The principal of this entity is Ilan Tuviahu, a resident of Israel.

(9) The principal of this entity is Shlomi Shabat, a resident of Israel

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The Registrant’s acceptance of the above note and restricted share subscriptions and the issuances of restricted shares immediately after the Effective Date were in reliance upon the exemption from registration pursuant to Section 4(2) of the Act and Regulation S promulgated by the SEC under the Act with respect to all Investors except for those persons designated as U.S. residents. With respect to the U.S. Investors, the Registrant relied upon exemption from registration pursuant to Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act. The Registrant’s purpose for the capital raise by the acceptance of subscriptions for restricted shares of the Delaware corporation was in furtherance of its business plan of entering into the medical device business with the intention of enabling the Registrant to become an operating company rather than its prior status as a “shell” company as that term is defined in Rule 144(i) promulgated by the SEC under the Act.

During the Registrant’s fourth quarter ended December 31, 2014, the Registrant issued and/or sold the following restricted securities.

Date	Title	Shares Issued	Persons	Consideration
12/15/2014	Common Stock	200,000	Moshe L. Maidar	$0.50 per share pursuant to Section 4(2)
12/19/2014	Common Stock	60,000	Ammon Mandelbaum	$0.50 per share pursuant to Section 4(2)
12/30/2014	Common Stock	460,000	Ofer Minrodi	$0.50 per share pursuant to Section 4(2)

The Registrant’s acceptance of the above subscriptions and the issuances of restricted Shares was in reliance upon the exemption from registration pursuant to Section 4(2) and Regulation S promulgated by the SEC under the Act.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

● Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

● Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

● Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

● Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description of Exhibit
3.1	Delaware Certificate of Incorporation, filed with the Company’s S-1 on September 6, 2014.
3.1(a)	Original Articles of Incorporation, attached to the Company’s Form 10-12G as filed with the SEC on April 25, 2013.
3.1(b)	Amended to Certificate of Incorporation reflecting name change, filed with the Company’s S-1 on September 6, 2014.
3.2	Bylaws, filed with the Company’s S-1 on September 6, 2014.
5.1	Opinion of Thomas J. Craft, Jr., Esq., filed with the Company’s S-1 on September 7, 2017.
10.4	Consulting Agreement between the Company and Mr. Tal Yoresh, attached to the Company’s Form 10-12G/A as filed with the SEC on November 20, 2013.
10.5	Consulting Agreement between the Company and Mr. Itai Weisberg, attached to the Company’s Form 10-12G/A as filed with the SEC on November 20, 2013.
10.6	Securities Transfer Agreement between the Company and Amir Uziel and Lavi Krasney, attached to the Company’s Form 10-12G/A filed on April 25, 2013.
10.7	Patent Purchase Agreement between the Company and Lifewave Ltd., dated January 6, 2014, attached to the Company’s Form 8-K as filed on June 6, 2014.
10.8	Clinical Trials Agreement between the Company and Austen BioInnovation Institute, dated June 5, 2014, filed with the Company’s S-1 on September 6, 2014.
10.9	List of Company’s patents, filed with the Company’s S-1 on September 6, 2014.
10.10	Asset Purchase Agreement between the Company and Michael Cohen, attached to the Company’s Form 8-K as filed with the SEC on October 10, 2014.
10.11	Service Agreement between the Company and Ron Weissberg, Chairman, filed with the Company’s S-1/A on December 5, 2014.
10.12	Service Agreement between the Company and Ohad Goren, CEO, filed with the Company’s S-1/A on December 5, 2014
10.13	Service Agreement between the Company and Gal Peleg, CFO, filed with the Company’s S-1/A on December 5, 2014
10.14	Service Agreement between the Company and Itsik Ben Yesha, filed with the Company’s S-1/A on December 5, 2014
10.15	Scientific Advisory Board Agreement between the Company and Prof. Avi Ohry, attached to the Company’s Form 8-K as filed with the SEC on June 9, 2015.
10.16	Scientific Advisory Board Agreement between the Company and Dr. Be Zion Weiner, attached to the Company’s Form 8-K as filed with the SEC on June 9, 2015.
10.17	Distribution Agreement between the Company and Chemipal Ltd, dated July 30, 2015, attached to the Company’s Form 8-K as filed with the SEC on July 30, 2015.
10.18	2015 Employee Incentive Plan, attached to the Company’s Form 10-Q as filed with the SEC on August 6, 2015.
10.19	Standby Purchase Agreement with JFS Investment Inc., filed herewith.
23.1	Consent of Independent Registered Public Accounting Firm, filed with the Company’s S-1 on September 7, 2017.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 /A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel-Aviv, State of Israel, on January 26, 2018 .

E-QURE CORP.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Weissberg	Chairman of the Board	January 26, 2018
Ron Weissberg

/s/ Ohad Goren	Chief Executive Officer (Principal Executive Officer)	January 26, 2018
Ohad Goren

/s/ Gal Peleg	Chief Financial Officer (Principal Financial and Accounting	January 26, 2018
Gal Peleg	Officer)

/s/ Dr. Michael Sessler	Director	January 26, 2018
Dr. Michael Sessler

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